                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        McDermott International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

MCDERMOTT INTERNATIONAL, INC.
-------------------------------------------------------------------------------
R. E. Tetrault                                       1450 Poydras Street
Chairman of the Board and                            P.O. Box 61961
Chief Executive Officer                              New Orleans, Louisiana,
                                                     70161-1961
                                                     (504) 587-5682


                                 July 28, 1997

Dear Stockholder:

  You are cordially invited to the Company's Annual Meeting of Stockholders to be held on Tuesday, September 2, 1997, in Regency Ballrooms F, G and H, 3rd floor, of the Hyatt Regency New Orleans, Poydras at Loyola, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of meeting and proxy statement following this letter describe the matters to be acted upon at the meeting. Whether or not you personally plan to attend, please take a few minutes now to mark, sign and date the enclosed proxy card or voting instruction form and return it in the enclosed postage-paid envelope so that your shares are represented and voted at the meeting. Regardless of the number of shares you may own, your vote is important.

  Thank you for your interest in our Company.

                                         Sincerely yours,

                                         /s/ ROGER E. TETRAULT
                                         R. E. TETRAULT

                         MCDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                P.O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70161-1961

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 2, 1997

                               ----------------

To the Stockholders of
McDERMOTT INTERNATIONAL, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of McDermott International, Inc., a Panama corporation (the "Company"), for the fiscal year ended March 31, 1997 will be held in Regency Ballrooms F, G & H, 3rd floor, of the Hyatt Regency New Orleans, Poydras at Loyola, New Orleans, Louisiana, on Tuesday, September 2, 1997, at 9:30 a.m. local time, for the following purposes:

  (1) To elect four Directors;

  (2) To approve the Company's 1997 Director Stock Program;

  (3) To approve Amendments to the Company's 1996 Officer Long-Term Incentive Plan;

  (4) To retain Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

  (5) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  The Board of Directors has fixed the close of business on July 24, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof.

  PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. This will ensure that your vote is counted, whether or not you attend the meeting. If you attend the meeting, you may revoke your proxy and vote in person at that time.

                                          By Order of the Board of Directors,

                                          /s/ S. WAYNE MURPHY
                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 28, 1997

                         MCDERMOTT INTERNATIONAL, INC.
                              1450 POYDRAS STREET
                                P. O. BOX 61961
                       NEW ORLEANS, LOUISIANA 70161-1961

                               ----------------

                          PROXY STATEMENT FOR ANNUAL
             MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 2, 1997

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being furnished and the accompanying proxy card or voting instruction form ("Proxy") is being solicited by the Board of Directors of McDermott International, Inc. (the "Company"). The Company will bear all expenses incurred in connection with such solicitation, which is expected to be primarily by mail. Morrow & Co., Inc. has been engaged to assist in the solicitation of Proxies for a fee of $7,500, plus out-of-pocket expenses. In addition to solicitation by mail and by such proxy soliciting firm, officers and regular employees of the Company may solicit Proxies by personal interview, telephone and facsimile transmission, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to their clients who are beneficial owners of shares. Any Proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company, by submission of another Proxy having a later date or by voting in person at the meeting. This Proxy Statement is first being mailed to stockholders on or about July 28, 1997.

VOTING AT MEETING

  Only holders of record of the Company's Common Stock, par value $1.00 per share ("Common Stock"), at the close of business on July 24, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. There were 55,528,890 shares of Common Stock outstanding on the Record Date, each of which is entitled to one vote per share. On the Record Date, 100,000 shares of Common Stock were held by McDermott Incorporated, a publicly traded subsidiary of the Company ("McDermott"), with its address at 1450 Poydras Street, New Orleans, Louisiana 70160-0035. The Company has been informed by McDermott that it will not vote its shares of Common Stock at the meeting.

  The presence in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Each matter submitted to the stockholders, including the election of directors, requires the affirmative vote of a majority of the shares of Common Stock represented at the meeting. Abstentions are counted for purposes of determining whether a quorum is present, but because they are not affirmative votes for an item, they will have the same effect as a "withheld" or an "against" vote. With respect to broker non-votes, the shares are counted for the purpose of determining whether a quorum is present but are not considered present at the meeting for the particular item for which the broker lacks authority to vote.

  All shares represented by valid Proxies will be voted in accordance with the choice made by the stockholder with respect to each specific item listed thereon. If a choice is not made, the Proxy will be voted for (i) the election of Directors as described under "ELECTION OF DIRECTORS", (ii) the approval of the Company's 1997 Director Stock Program, (iii) the approval of Amendments to the Company's 1996 Officer Long-Term Incentive Plan, and (iv) the retention of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

ANNUAL REPORT

  Securities and Exchange Commission ("SEC") rules require that an annual report precede or accompany proxy materials. More than one annual report need not be sent to the same address if the recipient agrees. If more than one annual report is being sent to your address, the mailing of duplicate copies will be discontinued if you so request. You may so indicate by marking the appropriate box on the Proxy for any account for which you do not wish to receive an annual report.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  The Company's Articles of Incorporation provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual stockholders' meeting for the election of directors following the most recent election of directors for such class.

  The term of office of the Company's Class III Directors, Robert L. Howard, Roger E. Tetrault, John N. Turner and Richard E. Woolbert, will expire at this year's Annual Meeting. Messrs. Howard, Tetrault and Woolbert (together with Bruce DeMars) were elected Directors by the Company's Board to fill vacancies resulting from resignations or retirements since last year's Annual Meeting. Upon the nomination of the Board of Directors at its meeting on June 6, 1997, Messrs. Howard, Tetrault and Turner are standing for reelection as Class III Directors and Mr. Woolbert is standing for reelection as a Class II Director at this year's Annual Meeting. If elected, each of Messrs. Howard, Tetrault and Turner, as Class III nominees, will hold office until the Company's Annual Meeting in 2000 and until his successor is elected and qualified. If elected, Mr. Woolbert, as a Class II nominee, will hold office until the Company's Annual Meeting in 1999 and until his successor is elected and qualified.

  The persons named as proxies in the enclosed Proxy have been designated by the Board of Directors and, unless otherwise directed, intend to vote for the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. Set forth below under "Class I Directors" and "Class II Directors" are the names of the other Directors of the Company currently in office. Class I Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1998 and Class II Directors will continue to serve until the Company's Annual Meeting of Stockholders in 1999. All Directors have been elected previously as Directors by the stockholders or are standing for election as Directors at this year's Annual Meeting, other than Mr. DeMars whose term as a Class I Director will expire at the Company's Annual Meeting in 1998.

  Set forth below is certain information (ages as of September 2, 1997) with respect to each nominee for election as a director and each Director of the Company.

                                                                       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                      AGE  SINCE
-----------------------------                                      --- --------
                              CLASS III NOMINEES

Robert L. Howard.................................................   61   1997
Until his retirement in March 1995, he was Vice President
 Domestic Operations, Exploration and Production, of Shell Oil
 Company ("Shell Oil") and President of Shell Western Exploration
 and Production Inc., a Shell Oil subsidiary, from 1992, and
 President of Shell Offshore Inc., another Shell Oil subsidiary, from 1985. He is also a director of Camco International, Inc.,
 Southwest Energy Company and United Meridian Corporation.
Roger E. Tetrault................................................   55   1997
Chairman of the Board since June 1, 1997 and Chief Executive
 Officer since March 1, 1997 of the Company, McDermott and J. Ray
 McDermott, S.A., a publicly traded subsidiary of the Company
 ("J. Ray McDermott"). Prior thereto, Mr. Tetrault was a Senior
 Vice President of General Dynamics Corporation (a supplier of weapons systems and services to the U.S. government and its allies) and President of its Land Systems Division from April
 1993; Vice President of General Dynamics Corporation and
 President of its Electric Boat Division from August 1992 until
 April 1993; Vice President and General Manager of General
 Dynamics Corporation's Electric Boat Division from August 1991 until August 1992; and prior to that, he served as a Vice
 President and Group Executive of the Company's subsidiary The
 Babcock & Wilcox Company since 1990. He is also a director of
 Handy & Harman.
John N. Turner...................................................   68   1993
Partner, Miller Thomson (barristers & solicitors), Toronto,
 Canada since 1990. Prior thereto, he was Leader of Opposition of the Parliament of Canada from 1984. He is also a director of E-L
 Financial Corporation, The Loewen Group Inc. and Noranda Forest
 Inc.

                               CLASS II NOMINEE

Richard E. Woolbert..............................................   63   1996
Executive Vice President and Chief Administrative Officer of the
 Company and McDermott since February 1995 and the Company's
 Compliance Director since June 1997. He also has been Executive
 Vice President and Chief Administrative Officer of J. Ray
 McDermott since February 1995. Before assuming these positions,
 Mr. Woolbert was Senior Vice President and Chief Administrative
 Officer of the Company and McDermott from August 1991.

                               CLASS I DIRECTORS

Philip J. Burguieres.............................................   53   1990
A director of Weatherford Enterra, Inc. (a diversified interna-
 tional energy services and manufacturing company), and its
 Chairman of the Board since December 1992. From April 1991 to
 October 1996, he also served as Weatherford Enterra, Inc.'s
 President and Chief Executive Officer. He is also a director of
 Texas Commerce Bank, TransAmerican Waste Industries, Inc. and
 Drilex International, Inc.

                                                                       DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                      AGE  SINCE
-----------------------------                                      --- --------
Bruce DeMars.....................................................   62   1997
Admiral, United States Navy (retired). From 1988 until his re-
 tirement in October 1996, he was Director, Naval Nuclear Propul-
 sion, a joint Department of the Navy/Department of Energy pro-
 gram responsible for the design, construction, maintenance, op-
 eration and final disposal of reactor plants for the United
 States Navy. He is also a director of Unicom Corporation, Com-
 monwealth Edison Corporation and Draper Laboratories.
John W. Johnstone, Jr. ..........................................   64   1995
A director and Chairman of the Finance Committee of the Board of
 Directors of Olin Corporation (a manufacturer and supplier of chemicals, metals, defense related products and services, and ammunition). Until his retirement in May 1996, he was Chairman of the Board from 1988 and Chief Executive Officer from 1987 of
 Olin Corporation. He is also a director of American Brands,
 Inc., Phoenix Home Mutual Life Insurance Company and Research
 Corporation Technologies, Inc.

                              CLASS II DIRECTORS

Theodore H. Black................................................   68   1993
Chairman of the Board and Chief Executive Officer of Ingersoll-
 Rand Company (a manufacturer of heavy equipment) from 1988 until his retirement in October 1993. He is also a director of CPC
 International, Inc., General Public Utilities Corporation and
 Ingersoll-Rand Company.
William McCollam, Jr. ...........................................   72   1990
Energy management consultant, and President Emeritus of Edison
 Electric Institute (an electric utility company association)
 since May 1990. From April 1978 to May 1990, he was President of
 Edison Electric Institute.

BOARD OF DIRECTORS AND ITS COMMITTEES

  General Information. The Board of Directors of the Company has several standing committees, including an Audit Committee, a Directors Nominating & Governance Committee and a Compensation Committee.

  Audit Committee. The Audit Committee is currently composed of Messrs. McCollam (Chairman), Black, Burguieres, Howard and Turner. During the Company's fiscal year ended March 31, 1997 ("fiscal year 1997"), the Audit Committee met twice. The functions of the Audit Committee include (i) reviewing the accounting principles and practices employed by the Company and, to the extent the Audit Committee deems appropriate, by the Company's subsidiaries; (ii) meeting with the Company's independent auditors to review their report on their examination of the Company's accounts, their comments on the internal controls of the Company and the actions taken by management with regard to such comments; (iii) approving professional services, including non-audit services, rendered by such independent auditors; and (iv) recommending annually to the Board of Directors the appointment of the Company's independent auditors.

  Directors Nominating & Governance Committee. The Directors Nominating & Governance Committee is currently composed of Messrs. Burguieres (Chairman), Black, Johnstone, McCollam and Turner. During fiscal year 1997, the Directors Nominating & Governance Committee met once. The function of such committee is to recommend to the Company's Board of Directors (i) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to the Company's directors, and (ii) nominees for election to the Company's Board of Directors. The committee will also consider nominees recommended by stockholders for election as directors. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company.

  Compensation Committee. The Compensation Committee is currently composed of Messrs. Black (Chairman), Burguieres, DeMars, Howard and Johnstone. During fiscal year 1997, the Compensation Committee met six times. The Compensation Committee (i) determines the salaries of all of the Company's officers elected to their positions by the Board, and also reviews and makes recommendations regarding the salaries of officers of the Company's subsidiaries; (ii) administers and makes awards under the Company's stock, incentive compensation and supplemental compensation plans and programs, including the Company's Restated 1996 Officer Long-Term Incentive Plan, amendments to which are proposed for stockholder approval at this year's Annual Meeting; and (iii) monitors and makes recommendations with respect to the Company's and its subsidiaries' various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.

DIRECTORS' ATTENDANCE AND COMPENSATION

  Directors' Attendance and Fees. During fiscal year 1997, there were six meetings of the Board of Directors of the Company. Each incumbent Director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, other than Mr. Burguieres. No Director who is also an employee of the Company or any of its subsidiaries receives any fees from the Company for his services as a Director or as a member of any committee of the Board. All other Directors receive an annual stipend of $28,000 plus a fee of $2,500 for each Board meeting attended and a fee of $1,000 for each telephonic Board meeting in which such Director participates. Additionally, the Chairman of the Audit Committee receives an annual fee of $3,000 and each other member of the Audit Committee receives an annual fee of $2,000. Furthermore, the Chairman of each of the Compensation Committee, the Directors Nominating & Governance Committee and other committees of the Board receives an annual fee of $2,500 and each other member of such committees receives an annual fee of $1,750. Each committee member also receives a fee of $1,650 for each committee meeting attended and a fee of $1,000 for each telephonic committee meeting in which such Director participates.

  Retirement Plan and Health Care. The Company maintains an unfunded retirement plan for Directors who are not employees of the Company or any of its subsidiaries. Generally, each such Director becomes a participant under The Retirement Plan for Non-Management Directors of McDermott International, Inc. after five years of service. Under such plan, each non-employee Director, upon mandatory retirement from the Board, or earlier if approved by the Company's Administrative Committee, receives an annual benefit equal to the greater of (i) 50% of the "Final Average Compensation" received (generally average annual compensation for the last three consecutive years of service) by the Director from the Company or (ii) the annual stipend (excluding meeting and committee fees and expenses) which the Company paid such Director immediately preceding the last annual meeting held prior to such Director's retirement. Benefits are payable quarterly, commencing upon retirement or disability. The period of time for which a Director is due such quarterly payments equals the period of time of service as a Director. A lump sum distribution may be requested subject to the consent of the Company's Administrative Committee. A death benefit is also provided in the event that the Director dies prior to the last quarterly payment due under the plan. The Directors also participate in the Company's health care plan under the same terms and conditions applicable to employees.

  Director Stock Program. The Company has a 1992 Director Stock Program, which is administered by a committee comprised of those members of the Board of Directors that are employees of the Company (the "Committee"). Under the program, the Committee may grant to Directors who are not employees of the Company or any of its subsidiaries stock options and rights to purchase restricted stock in an aggregate of up to 50,000 shares of Common Stock.

  Pursuant to the program, each eligible Director is granted options to purchase at fair market value 900, 300 and 300 shares of Common Stock on the first day of the first, second and third years, respectively, of such Director's term. The options are granted at no less than 100% of the fair market value on the date of grant. Generally, options become exercisable in full six months after the date of grant, and remain exercisable for not more than ten years and one day after the date of grant. Also pursuant to the program, each eligible Director is granted rights to purchase 450, 150 and 150 restricted shares of Common Stock on the first day of the first, second and third years, respectively, of such Director's term at a purchase price per share equal to the par value of the Common Stock ($1.00 per share). Shares of restricted stock purchased under grants made during a Director's term are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of such term. In the event of a change in control of the Company, all such restrictions and forfeiture provisions will lapse and the exercisability of any outstanding options will be accelerated.

  During fiscal year 1997, options to acquire 5,400 shares of Common Stock and 2,700 shares of restricted stock were granted under the 1992 Director Stock Program. Stockholder approval of the Company's 1997 Director Stock Program, which will replace the 1992 Director Stock Program, is being sought at this year's Annual Meeting. See "APPROVAL OF THE COMPANY'S 1997 DIRECTOR STOCK PROGRAM".

                              EXECUTIVE OFFICERS

  Set forth below is the age (as of September 2, 1997), positions held with the Company and certain subsidiaries, and certain other business experience information for each of the Company's executive officers who are not Directors.

  Daniel. R. Gaubert, 48, Senior Vice President and Chief Financial Officer of the Company and McDermott since February 1997, prior to which, he was Vice President and Chief Financial Officer of the Company and McDermott from September 1996. He has also been Vice President, Finance of J. Ray McDermott since August 1995. Prior to assuming these positions, he was Vice President, Finance and Controller of the Company and McDermott from February 1995; Vice President and Controller of the Company and McDermott from February 1992; and prior thereto, Corporate Controller of the Company and McDermott from July 1991.

  S. Wayne Murphy, 62, Senior Vice President, General Counsel and Corporate Secretary of the Company and McDermott since February 1997. Before assuming this position, he was Vice President, General Counsel and Corporate Secretary of the Company from June 1996; Acting General Counsel and Acting Corporate Secretary of the Company from February 1996; Associate General Counsel of the Company from August 1993; and prior thereto, an Assistant General Counsel of the Company from 1991. He has also been Acting General Counsel and Acting Corporate Secretary of J. Ray McDermott since February 1996.

  Robert H. Rawle, 49, President and Chief Operating Officer of J. Ray McDermott since January 1997. Before assuming his present position, Mr. Rawle was Vice President and Group Executive of J. Ray McDermott's North, Central and South American Operations from January 1996; Vice President, Domestic Operations, of J. Ray McDermott from January 1995; Vice President of the Domestic Operations of the Company's Marine Construction Services Division from 1993; and prior thereto, Division Manager of its Southeast Asia Operations from 1992. Mr. Rawle is also a director of J. Ray McDermott.

  Joe J. Stewart, 59, Executive Vice President of the Company since February 1995 and President of BWX Technologies, Inc. (formerly the Company's Babcock & Wilcox Government Group operations) since July 1, 1997. Mr. Stewart has also been President, Government Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company since February 1995; prior to which, he was President and Chief Operating Officer of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from February 1993 and Executive Vice President and Group Executive, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1990.

  E. Allen Womack, Jr., 54, Senior Vice President and Chief Technical Officer of the Company and McDermott since February 1993. Also Senior Vice President and Group Executive, Industrial Group, of McDermott since September 1996, prior to which, he was Senior Vice President and Group Executive, Shipbuilding and Industrial Group, of McDermott from August 1995. Before assuming these positions, Mr. Womack was Senior Vice President, Research and Development and Contract Research Divisions, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company from August 1991.

  James F. Wood, 55, Executive Vice President of the Company and President, Power Generation Group, of Babcock & Wilcox Investment Company and The Babcock & Wilcox Company since October 1996, prior to which, he was Vice President and General Manager, Global Ventures and Power, Power Generation Group, of such companies from June 1996. Prior to joining the Company, he was President of WTI International Energy Inc. ("WTI"), a subsidiary of Wheelabrator Technologies, Inc., from June 1993 to December 1996 and Senior Vice President and General Manager of Wheelabrator Environmental Systems, Inc. from May 1993 to December 1995. From 1988 to April 1993, he was Vice President of Plant Operations of WTI. Prior to then, he worked for the Company's subsidiary The Babcock & Wilcox Company for 24 years in various supervisory and managerial capacities.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Common Stock beneficially owned by each Director or nominee as a Director, each Named Executive Officer, as defined in "COMPENSATION OF EXECUTIVE OFFICERS", and all Directors and executive officers of the Company as a group, as of June 6, 1997, except as otherwise noted.

                                                                       SHARES
                                                                    BENEFICIALLY
NAME                                                                   OWNED
----                                                                ------------
Theodore H. Black(1)...............................................      8,675
Philip J. Burguieres(2)............................................     16,275
Bruce DeMars.......................................................          0
James L. Dutt(3)...................................................    105,750
Daniel R. Gaubert(4)...............................................     43,459
Robert L. Howard...................................................          0
Robert E. Howson(5)................................................    500,950
John W. Johnstone, Jr.(6)..........................................      1,800
William McCollam, Jr.(7)...........................................      6,725
Joe J. Stewart(8)..................................................    179,072
Roger E. Tetrault(9)...............................................     20,988
John N. Turner(10).................................................      2,775
E. Allen Womack(11)................................................     88,782
Richard E. Woolbert(12)............................................    148,878
All Directors and executive officers as a group (17 persons).......  1,158,728

--------
 (1) Includes 2,450 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 450 restricted shares of Common Stock as to which Mr. Black has sole voting power but no dispositive power.
 (2) Includes 2,850 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 600 restricted shares of Common Stock as to which Mr. Burguieres has sole voting power but no dispositive power.
 (3) Includes 103,150 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options. Mr. Dutt retired as the Company's Interim Chairman of the Board effective June 1, 1997.
 (4) Includes 28,324 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 13,170 restricted shares of Common Stock as to which Mr. Gaubert has sole voting power but no dispositive power. Also includes 680 shares of Common Stock held in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "McDermott Thrift Plan") as of March 31, 1997.
 (5) Includes 439,450 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 50,000 restricted shares of Common Stock as to which Mr. Howson has sole voting power but no dispositive power. Mr. Howson resigned as the Company's Chairman of the Board and Chief Executive Officer effective September 1, 1996.
 (6) Includes 1,200 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 600 restricted shares of Common Stock as to which Mr. Johnstone has sole voting power but no dispositive power.
 (7) Includes 3,150 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 450 restricted shares of Common Stock as to which Mr. McCollam has sole voting power but no dispositive power.
 (8) Includes 113,722 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 53,235 restricted shares of Common Stock as to which Mr. Stewart has sole voting power but no dispositive power. Also includes 1,335 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1997.

 (9) Includes 18,900 restricted shares of Common Stock, as to which Mr. Tetrault has sole voting power but no dispositive power. Also includes 63 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1997.
(10) Includes 1,850 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 750 restricted shares of Common Stock as to which Mr. Turner has sole voting power but no dispositive power.
(11) Includes 50,195 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 27,625 restricted shares of Common Stock as to which Mr. Womack has sole voting power but no dispositive power. Also includes 1,750 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1997.
(12) Includes 95,185 shares of Common Stock that may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and 37,350 restricted shares of Common Stock as to which Mr. Woolbert has sole voting power but no dispositive power. Also includes 1,423 shares of Common Stock held in the McDermott Thrift Plan as of March 31, 1997.

  As of June 6, 1997, (i) Mr. Womack beneficially owned 4 shares of each McDermott's Series A $2.20 Cumulative Convertible Preferred Stock ("McDermott Series A") and McDermott's Series B $2.60 Cumulative Preferred Stock ("McDermott Series B"), and (ii) Mr. Woolbert beneficially owned, through the McDermott Thrift Plan, the equivalent of 171 shares of McDermott Series A and
164.673 shares of McDermott Series B. As of such date, such shares constituted all shares of such stock beneficially owned by all Directors and executive officers as a group.

  As of June 6, 1997, Messrs. Dutt, Gaubert, Howson, Tetrault and Woolbert also beneficially owned 25,000, 2,682, 71,420, 12,100 and 8,322 shares, respectively, of J. Ray McDermott's Common Stock, $.01 par value per share ("JRM Common Stock"). With respect to the shares of JRM Common Stock beneficially owned by Messrs. Dutt, Gaubert, Howson and Woolbert, 25,000, 642, 56,330 and 3,872 shares, respectively, may be acquired within 60 days of June 6, 1997 upon the exercise of stock options, and with respect to Messrs. Gaubert, Tetrault and Woolbert, 2,040, 8,100, and 4,450 shares, respectively, are restricted stock awards with respect to which such individuals have sole voting power but no dispositive power. As of such date, all Directors and executive officers as a group beneficially owned 132,618 shares of JRM Common Stock.

  Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of the applicable security, except that the 1,158,728 shares of Common Stock beneficially owned by all Directors and executive officers as a group constituted approximately 2.0% of the outstanding Common Stock on June 6, 1997 less shares held by McDermott, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to the Company to beneficially own 5% or more of the Common Stock, which is the only class of voting stock of the Company:

                                                       AMOUNT AND
                                                       NATURE OF
                     NAME AND ADDRESS OF BENEFICIAL    BENEFICIAL      PERCENT
TITLE OF CLASS                    OWNER                OWNERSHIP     OF CLASS(1)
--------------       ------------------------------    ----------    -----------
Common Stock...... Soros Fund Management LLC           5,856,500(2)     10.1%
                   George Soros
                   Stanley F. Druckenmiller
                   888 Seventh Avenue, 33rd Floor
                   New York, NY 10106
                   Duquesne Capital Management, L.L.C.
                   2579 Washington Road, Suite 322
                   Pittsburgh, PA 15241-2591
Common Stock...... FMR Corp.                           5,848,090(3)     10.1%
                   82 Devonshire Street
                   Boston, MA 02109-3614
Common Stock...... The Prudential Insurance Company    5,696,212(4)      9.8%
                   of America
                   Newark, NJ 07102-3777
Common Stock...... Norwest Corporation                 3,836,164(5)      6.6%
                   Sixth and Marquette
                   Minneapolis, MN 55479-1026

--------
(1) Percent of class based upon the outstanding shares of Common Stock on June 6, 1997, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(2) As reported on a Schedule 13D (Amendment No. 2) dated May 6, 1997. According to such filing, (a) Soros Fund Management LLC ("SFM") is managed by a management committee comprised of, among others, George Soros and Stanley Druckenmiller, and Mr. Soros is the Chairman and Mr. Druckenmiller is the Lead Portfolio Manager of SFM; (b) SFM has sole voting and dispositive power over 5,228,100 shares of Common Stock, which shares are held for the account of Quantam Partners LDC ("Quantam"); (c) Mr. Soros has shared voting and dispositive power over the same 5,228,100 shares by virtue of his positions with SFM and its arrangement with Quantam; (d) Duquesne Capital Management, L.L.C. ("DCM") has sole voting and dispositive power over 628,400 shares of Common Stock, which shares are held for the account of DCM's clients; (e) Mr. Druckenmiller is also the sole managing member of DCM; and (f) Mr. Druckenmiller has shared voting and dispositive power over the 5,228,100 shares held by SFM by virtue of his positions with SFM and its arrangement with Quantam, and sole voting and dispositive power over the 628,400 shares held by DCM by virtue of his position with DCM and its arrangement with its clients.

(3) As reported on a Schedule 13G (Amendment No. 6) dated March 7, 1997. Such filing indicates that 5,810,090 shares are beneficially owned through two wholly-owned subsidiaries of FMR Corp. While FMR Corp. has sole dispositive power over all 5,810,090 shares, it has sole voting power over 216,663 shares and no voting power over 5,593,427 shares. Such filing also indicates that Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., together with other family members, may be deemed to beneficially own the same shares. The filing also includes 38,000 shares owned directly by Mr. Johnson or trusts for his or his family members' benefit.

(4) As reported on a Schedule 13G (Amendment No. 2) dated March 10, 1997. Such filing indicates that Prudential Insurance Company of America may have shared voting and dispositive power over these shares, which are held for the benefit of its clients through various accounts, registered investment companies, subsidiaries and affiliates. Of the shares reported, 249,568 shares are attributable to preferred stock convertible into Common Stock at a ratio of 1:1.

(5) As reported on a Schedule 13G (Amendment No. 7) dated January 23, 1997. Such filing indicates that of the total shares reported, (a) Norwest Corporation has sole voting power over 3,385,662 shares, shared voting power over 3,725 shares, sole dispositive power over 3,822,621 shares and shared dispositive power over 1,944 shares, (b) Norwest Bank Colorado, National Association, may be deemed to beneficially own 3,799,424 shares, and (c) 451 shares are issuable upon the conversion of preferred stock into Common Stock.

                       REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS

  As of the date of this report, the Compensation Committee is comprised of three independent, nonemployee directors who have no "interlocking" relationships with the Company. The Compensation Committee exists to develop executive compensation policies that support the Company's strategic business objectives and values. The duties of this committee include:

  . Review and approval of the design of executive compensation programs and all salary arrangements that Company executives receive;

  . Assessment of the effectiveness of the programs in light of compensation policies; and

  .  Evaluation of executive performance.

COMPENSATION PHILOSOPHY

  The Compensation Committee adheres to an executive compensation philosophy which supports the Company's business strategies. These strategies are to:

  .  Generate profits;

  .  Maximize stockholder value over the long term;

  .  Strengthen cash flow; and

  .  Provide products and services of the highest value.

  The Compensation Committee's philosophy for executive compensation is to:

  . Emphasize at-risk compensation, while balancing short-term and long-term compensation to support the Company's business and financial strategic goals;

  . Reflect positive, as well as negative, Company and individual performance in pay;

  . Encourage equity-based compensation to reinforce management's focus on stockholder value; and

  . Provide adequate, fair, and competitive pay opportunities which will attract, retain, and develop executive talent.

  Company executives participate in a comprehensive compensation program which is built around this four-pronged philosophy. The key components of this program include base salary, supplemental cash incentives, long-term incentives (stock options and restricted stock), and benefits.

  Each of these components is reviewed by the Compensation Committee as previously described. To ensure the Company's pay is comparable to median market practices, competitive market data is collected from multiple external sources. The data is collected both on an industry-specific basis and an overall industrial basis. The industry-specific comparison is collected using a group of companies which tend to have national and international business operations and similar sales volumes, market capitalizations, employment levels, and lines of business. The Compensation Committee reviews and approves the selection of companies used for this purpose and attempts to mirror the peer group reflected in the performance graph. These comparator groups, however, are not identical because the market data used by the Company is much more broad-based than the companies included in the performance graph peer group. This market information, which is reviewed annually by the Compensation Committee, is used for assessing all components of Company executives' pay.

  When setting compensation levels, the Compensation Committee considers each component of an executive's pay. Certain quantitative formulas have been adopted for the individual compensation plans themselves (e.g., incentive plans). The Compensation Committee uses a combination of the results of the performance-based compensation determiners (mathematical formulas) and discretion, depending on the particular component involved.

  Each component of pay is discussed in greater detail below.

BASE SALARY

  Salaries reflect an individual's level of responsibility, prior experience, breadth of knowledge, personal contributions, position within the Company's executive structure, and market pay practices. Overall, salaries are targeted at the median of the market practice, with annual adjustments based upon performance. When making annual adjustments, a qualitative assessment of performance is conducted, which considers many factors including individual performance, both past and present. The factors used in making this evaluation may vary by position.

  During fiscal year 1997, three different individuals served as the Company's Chief Executive Officer.

  Robert E. Howson, who had been the Company's Chairman and Chief Executive Officer for eight years, retired effective September 1, 1996. He did not receive a salary increase in fiscal year 1997. For the five months during fiscal year 1997 that he was Chairman and Chief Executive Officer, Mr. Howson received a salary of $390,775. Under the terms of an 1994 employment agreement between Mr. Howson and the Company, as confirmed by a severance agreement between the parties upon his retirement, Mr. Howson will continue to receive his annual base salary through August 31, 1998. See "Employment and Severance Agreements--Howson Agreements".

  Effective September 1, 1996, James L. Dutt was named interim Chairman and Chief Executive Officer of the Company. He served as the Company's Chief Executive Officer through February 28, 1997, and effective March 1, 1997, Roger E. Tetrault was named Vice Chairman and Chief Executive Officer of the Company. Mr. Dutt continued as Chairman of the Board until June 1, 1997, at which time, Mr. Tetrault also became the Company's Chairman of the Board.

  In connection with his election as interim Chairman of the Board and Chief Executive Officer, the Company and Mr. Dutt entered into an employment agreement pursuant to which the Company agreed to pay Mr. Dutt a base salary of $100,000 per month for six months and $50,000 per month thereafter, subject to a minimum total payment of $900,000. See "Employment and Severance Agreements--Dutt Agreements". Pursuant to such agreement, Mr. Dutt received a salary of $693,864 as the Company's Chairman and Chief Executive Officer during fiscal year 1997. During fiscal year 1997, he also received Director's retainer and meeting fees of $64,750 for his services as a non-management Director of the Company prior to becoming Chairman and Chief Executive Officer.

  Upon joining the Company on March 1, 1997, Mr. Tetrault's base salary was established at $540,000 annually. See "Employment and Severance Agreements-- Tetrault Agreement". Thus, for the one month period during fiscal year 1997 that he was the Company's Chief Executive Officer, Mr. Tetrault received a salary of $45,000. The Compensation Committee purposely set his base salary substantially lower than the median base salary for comparable Chief Executive Officer positions. The balance of Mr. Tetrault's total compensation is placed "at risk" through incentives discussed below in this report.

  Other executives' base pay increased in recognition of the factors previously described.

SUPPLEMENTAL COMPENSATION

  The Company established a Variable Supplemental Compensation Plan in 1987 to support its short-term financial focus. In 1994, the Company's Board adopted the 1994 Variable Supplemental Compensation Plan, which was submitted to, and received the approval of, the Company's stockholders. Payments under the plan are intended to comply with the deductibility requirements set forth under Section 162(m) of the Internal Revenue Code of 1986.

  For fiscal year 1997, the plan was tied to net income return on capital rather than cash flow return on capital as in the prior year. The plan is formula driven and self-funded, based on a minimum level of financial performance to be achieved each year (8.5% net income return on capital for the Company's corporate staff, including the Chief Executive Officer, for fiscal year 1997). Executives' opportunities under the plan are expressed as a targeted percent of base salary. These targets, like base salary, are set at approximately the median market levels, as indicated by a group of similar companies. The Chief Executive Officer has a bonus target of 70% of base salary. The Compensation Committee believes the goals associated with target bonus payments are achievable yet require considerable effort and innovation on the part of each executive. Executives only receive payments under the plan if the minimum level of financial performance is reached. Financial performance at the minimum level results in bonuses of one-half the targeted amounts. If the minimum level of financial performance is exceeded, bonus payments are increased. Bonus awards are considered when the Compensation Committee reviews the Company's financial performance after the close of the fiscal year.

  No bonus payments for fiscal year 1997 under this plan were paid to Messrs. Howson, Dutt or Tetrault because the Company did not achieve the threshold target of 8.5% net income return on capital. However, certain business units of the Company did achieve their threshold targets and bonuses were paid to executives of those units. Bonuses paid were generally smaller than bonuses paid in the prior fiscal year.

  In connection with his election as the Company's Vice Chairman and Chief Executive Officer, the Company agreed to pay Mr. Tetrault a bonus of $336,000 in June 1997. The bonus was paid to compensate Mr. Tetrault for the bonus he would have received from his former employer had he remained employed there. See "Employment and Severance Agreements--Tetrault Agreement". Moreover, in connection with Mr. Dutt's retirement as the Company's Chairman effective June 1, 1997, he received a performance bonus of $350,000. See "Employment and Severance Agreements--Dutt Agreements".

LONG-TERM INCENTIVES

  The 1996 Officer Long-Term Incentive Program provides executives with long-term, equity-based opportunities to earn additional compensation based upon performance. Use of such long-term incentives focuses management on the long-term interests of stockholders.

  The Compensation Committee considers multiple factors when determining award sizes. Weightings between the factors (listed below) are informal, not quantitative.

  . Various financial performance criteria (which may include returns on capital and assets, profitability, and stockholder return);

  .  Level of responsibility;

  .  Prior experience;

  .  Historical award data; and

  .  Market practices among similar companies.

  Stock Options. Under the plan, stock options are granted at prices equal to fair market value on the date of grant. Executives do not realize value unless the stock price rises above the price on the date of grant. This, in turn, creates value for stockholders (a primary focus at the Company). In addition, stock options encourage accumulation of stock ownership among executives.

  Mr. Howson did not receive a grant of stock options for fiscal year 1997.

  In connection with his election as the Company's interim Chairman and Chief Executive Officer, Mr. Dutt was granted options to acquire 100,000 shares of Common Stock at an exercise price of $21.50 per share. The number of options granted approximated the number of options that the Company's Chairman and Chief Executive Officer would have received under the Company's 1996 Officer Long-Term Incentive Plan for fiscal year 1997. Mr. Dutt was also granted options to acquire 25,000 shares of JRM Common Stock at an exercise price of $25.00 per share in recognition of the service that he would provide as Chairman and Chief Executive Officer of J. Ray McDermott. As a non-management Director of the Company, and prior to his becoming Chairman and Chief Executive Officer, Mr. Dutt also received a grant of options to acquire 300 shares of Common Stock at an exercise price of $19.5625 per share in accordance with the Company's 1992 Director Stock Program. See "Directors' Attendance and Compensation--Director Stock Program".

  In connection with his election as the Company's Vice Chairman of the Board and Chief Executive Officer, Mr. Tetrault received a grant of options to acquire 314,240 shares of Common Stock at an exercise price of $22.125 per share. He also received a grant of options to acquire 108,100 shares of JRM Common Stock at an exercise price of $23.375 per share in recognition of the services that he would provide as Vice Chairman and Chief Executive Officer of
J. Ray McDermott. As discussed above, the base salary component of Mr. Tetrault's total compensation is lower than the median for comparable Chief Executive Officer positions. Instead, the Compensation Committee increased the number of options granted so as to heavily weight the "at risk" component of Mr. Tetrault's total compensation. See "Employment and Severance Agreements-- Tetrault Agreement".

  Restricted Stock. Restricted stock is also awarded to certain executives to reinforce the importance of stock ownership and to focus executives on creating stockholder value. Restricted stock awards through fiscal year 1997 were based upon Company performance at or above a threshold target. At the start of fiscal year 1997, the Compensation Committee established the threshold target at 8.5% net income return on capital (the same threshold target required under the Company's cash bonus plan), rather than the cash flow return on capital measure used in prior years. After the close of the fiscal year, the Compensation Committee reviews the Company's financial performance to determine if restricted stock awards under The 1996 Officer Long-Term Incentive Plan have been earned.

  For fiscal year 1997, no officers of the Company, including Messrs. Howson or Dutt, received restricted stock awards under the 1996 Officer Long-Term Incentive Plan because the Company did not achieve its threshold target net income return on capital. However, as a non-management Director of the Company, and prior to becoming Chairman and Chief Executive Officer, Mr. Dutt received a grant of 150 restricted shares of Common Stock for which he was required to pay $1.00 per share in accordance with the 1992 Director Stock Program. See "Directors' Attendance and Compensation--Director Stock Program".

  Moreover, in connection with his election as the Company's Vice Chairman and Chief Executive Officer, Mr. Tetrault received a grant of 18,900 restricted shares of Common Stock for which he was required to pay $1.00 per share. Additionally, Mr. Tetrault was granted 8,100 restricted shares of JRM Common Stock in his capacity as J. Ray McDermott's Vice Chairman and Chief Executive Officer for which he was also required to pay $1.00 per share. As discussed above, the base salary component of Mr. Tetrault's total compensation is lower than the median for comparable Chief Executive Officer positions. Instead, the Compensation Committee increased the number of shares of restricted stock granted so as to heavily weight the "at risk" component of Mr. Tetrault's total compensation. See "Employment and Severance Agreement--Tetrault Agreement".

  Amendments. Amendments to the plan are being submitted to the Company's stockholders for their approval at this year's Annual Meeting. Stockholder approval of such amendments is being sought in order to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to the deductibility of executive compensation. See "Internal Revenue Code
Section 162(m) Considerations" and "APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 OFFICER LONG-TERM INCENTIVE PLAN".

BENEFITS

  Benefits offered to key executives serve a different purpose than do the other elements of compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.

INTERNAL REVENUE CODE SECTION 162(M) CONSIDERATIONS

  Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of such Code. The committee believes that the compensation paid to its executives for fiscal year 1997 meets these deductibility requirements.

  The Compensation Committee intends to continue to rely on performance-based compensation programs. It, however, is cognizant of the need for flexibility in making executive compensation decisions, based upon the relevant facts and circumstances, so that the best interests of the Company are achieved. To the extent consistent with this goal, the committee anticipates that such programs will continue to satisfy the requirements of Section 162(m) with respect to the deductibility of executive compensation paid. To maintain Section 162(m) deductibility with respect to compensation paid to Company executives under the Company's 1996 Officer Long-Term Incentive Plan, certain modifications thereto approved by the Compensation Committee in June 1997 are being submitted to Company stockholders for their approval at this year's Annual Meeting. See "APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 OFFICER LONG-TERM INCENTIVE PLAN".

CONCLUSION

  These programs have been designed to support the Company and the stockholders, while remaining fair and equitable to the Company's management team. We monitor these programs and their effectiveness on an ongoing basis; this responsibility remains a critical part of our charter.

                                          COMPENSATION COMMITTEE
                                          (as of June 5, 1997)
                                          Theodore H. Black, Chairman
                                          John W. Johnstone, Jr.
                                          William McCollam, Jr.

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and a peer group index, which reflects the Company's primary business segments, composed of Cooper Industries, Inc., Dresser Industries, Inc., Fluor Corporation, Foster Wheeler Corporation, Halliburton Company, Raytheon Company, Schlumberger Limited, Stone & Webster Inc., Trinity Industries, Inc., United Dominion Industries, Inc., Westinghouse Electric Corporation, and Zurn Industries, Inc.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             MCDERMOTT INTERNATIONAL, INC; S&P 500; AND PEER GROUP



                             [GRAPH APPEARS HERE]


* Assumes $100 invested on March 31, 1992 in McDermott International, Inc. common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.


                                 3/31/92 3/31/93 3/31/94 3/31/95 3/31/96 3/31/97
                                 ------- ------- ------- ------- ------- -------
McDermott International, Inc.... $100.00 $131.99 $ 99.84 $142.05 $104.71 $119.64
S&P............................. $100.00 $115.19 $116.89 $135.06 $178.28 $213.57
Peer Group...................... $100.00 $110.25 $107.45 $119.77 $164.12 $177.10

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer ("CEO"), two former CEOs and the four highest paid executive officers other than CEOs (collectively, the "Named Executive Officers") for fiscal years 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION(1)               LONG-TERM COMPENSATION
                                           ------------------------------ --------------------------------------
                                                                                 AWARDS         PAYOUTS
                                                                          --------------------- -------
                                                                                     SECURITIES
                                                                  OTHER              UNDERLYING           ALL
                  PRINCIPAL         FISCAL                        ANNUAL  RESTRICTED   STOCK             OTHER
NAME              POSITION           YEAR   SALARY   BONUS       COMP.(2)  STOCK(3)  OPTIONS(4)  LTIP   COMP.(5)
----              ----------------- ------ -------- --------     -------- ---------- ---------- ------- --------
J.L. Dutt(6)      Interim Chairman   1997  $693,864 $350,000(7)  $     -- $    2,869  125,300     $ 0   $ 64,750
                  & Chief Executive
                  Officer (retired)
D.R. Gaubert      Senior VP &        1997  $242,280 $      0     $     -- $        0   18,290     $ 0   $  4,614
                  Chief Financial    1996  $190,150 $ 27,488     $     -- $   98,078   13,950     $ 0   $  4,974
                  Officer            1995  $165,305 $ 35,504     $     -- $   87,589    6,840     $ 0   $  4,850
R.E. Howson(8)    Chairman & Chief   1997  $390,775 $      0     $ 99,665 $        0        0     $ 0   $628,179
                  Executive Officer  1996  $902,335 $218,388     $123,656 $  746,515  133,030     $ 0   $ 30,705
                  (retired)          1995  $814,301 $294,977     $ 48,630 $1,870,833  385,450     $ 0   $ 27,078
J.J. Stewart      Executive VP       1997  $408,360 $285,852     $     -- $        0   34,390     $ 0   $  6,930
                                     1996  $383,885 $ 77,663     $ 39,143 $  218,705   23,710     $ 0   $  9,162
                                     1995  $364,995 $ 93,868     $     -- $  172,358   15,870     $ 0   $  9,162
R.E. Tetrault(9)  Chairman & Chief   1997  $ 45,000 $336,000(10) $     -- $  582,863  422,340     $ 0   $  1,413
                  Executive Officer
E.A. Womack, Jr   Senior VP & Chief  1997  $300,315 $      0     $ 32,530 $        0   17,290     $ 0   $  5,594
                  Technical Officer  1996  $265,820 $ 47,096     $     -- $  126,203   16,410     $ 0   $  4,619
                                     1995  $223,690 $ 56,820     $ 31,534 $  104,520   12,300     $ 0   $  4,850
R.E. Woolbert     Executive VP &     1997  $373,410 $      0     $     -- $        0   26,120     $ 0   $  7,956
                  Chief Adminis-     1996  $344,945 $ 59,559     $ 44,724 $  224,910   32,615     $ 0   $  9,905
                  trative Officer    1995  $301,685 $ 76,948     $     -- $  191,674   14,400     $ 0   $  9,905

--------
 (1) Includes amounts earned in the fiscal year, whether or not deferred.
 (2) The aggregate value of perquisites and other personal benefits are not included if they do not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for the applicable fiscal year. For fiscal year 1997, with respect to Mr. Howson, includes $58,604 for cost of personal use of Company aircraft; with respect to Mr. Womack, includes $20,439 for cost of personal use of Company aircraft. For fiscal year 1996, with respect to Mr. Howson, includes $78,551 for cost of personal use of Company aircraft; with respect to Mr. Stewart, includes $31,805 for relocation expenses; and with respect to Mr. Woolbert, includes $43,584 for cost of personal use of Company aircraft. For fiscal year 1995, with respect to Mr. Womack, includes $13,782 for relocation expenses and $17,752 for cost of personal use of Company aircraft.
 (3) Restricted stock awards are valued at the closing market price of Common Stock or JRM Common Stock, as applicable, on the date of grant less any amounts paid by the executive officers for such awards. For the fiscal years indicated, restricted stock awards, if any, were granted in June of the following fiscal year. No restricted stock awards were granted to officers of the Company for fiscal year 1997. Mr. Tetrault, however, received a grant of 18,900 shares of Common Stock and 8,100 shares of JRM Common Stock in connection with his election as Vice Chairman of the Board and CEO of the Company and J. Ray McDermott in accordance with the terms of his employment agreement. Additionally, Mr. Dutt received a grant of 150 shares in his capacity as a Director prior to his election as interim Chairman and CEO. As of March 31, 1997, the total number of restricted shares of Common Stock and JRM Common Stock held by the Named Executive Officers and their market values (based upon closing market prices on March 31, 1997 of $21.375 and $24.25, respectively) are as follows: Mr. Dutt held 750 shares of Common Stock valued at $16,031; Mr. Gaubert held 13,170 shares of Common Stock valued at $281,509 and 2,040 shares of JRM Common Stock valued at $49,470; Mr. Howson held 50,000 shares of Common Stock valued at $1,068,750; Mr. Stewart held 52,235 shares of Common Stock valued at $1,116,523; Mr. Tetrault held 18,900 shares of Common Stock valued at $403,988 and 8,100 shares of JRM Common Stock valued at $196,425; Mr. Womack held 27,625 shares of Common Stock valued at $582,789; Mr. Woolbert held 37,350 shares of Common Stock valued at $798,356 and 4,450 shares of JRM Common Stock valued at $107,913. Dividends are paid on restricted shares at the same time and at the same rate as dividends paid to all stockholders. Grants of restricted stock generally vest fifty percent in five years with the remaining fifty percent vesting in three to ten years based on performance. In the event of a change of control of the Company, the Compensation Committee may cause all restrictions to lapse.
 (4) With respect to Mr. Dutt, includes 300 options to purchase Common Stock granted to him in his capacity as a Director during fiscal year 1997 prior to his election as interim Chairman and CEO. Also includes for services rendered in their capacity as officers of J. Ray McDermott (a) 25,000, 3,740, 108,100 and 5,340 options to purchase JRM Common Stock granted to Messrs. Dutt, Gaubert, Tetrault and Woolbert, respectively, during fiscal year 1997, and (b) 3,850, 32,560 and 8,110 options to purchase JRM Common Stock granted to Messrs. Gaubert, Howson and
     Woolbert, respectively, during fiscal year 1996. Excludes, however, 23,770 and 3,780 options to purchase JRM Common Stock granted to Messrs. Howson and Woolbert, respectively, during fiscal year 1995.
 (5) Amounts shown for fiscal year 1997 include (a) company matching contributions to the McDermott Thrift Plan in the amount of (i) $4,500 for each of Messers. Gaubert, Stewart, Womack and Woolbert, (ii) $1,875 for Mr. Howson and (iii) $1,350 for Mr. Tetrault; (b) the value of insurance premiums paid by the Company for Messrs. Gaubert, Howson, Stewart, Tetrault, Womack and Woolbert in the amounts of $114, $39,540, $2,430, $63, $1,094 and $3,456, respectively; and (c) $64,750 in
     Director's retainer and meeting fees paid to Mr. Dutt prior to his election as the Company's interim Chairman and CEO. With respect to Mr. Howson, also includes a $39,679 payment at termination of employment for untaken vacation time and monthly payments totalling $547,085 paid during fiscal year 1997 pursuant to his severance agreement. See "Employment and Severance Agreements--Howson Agreements".
 (6) Mr. Dutt served, on an interim basis, as the Company's Chairman of the Board and CEO from September 1, 1996 until February 28, 1997, after which he served as Chairman of the Board until May 31, 1997.
 (7) Performance bonus paid to Mr. Dutt in June 1997 based upon service during fiscal year 1997, pursuant to the terms of a settlement agreement. See "Employment and Severance Agreements--Dutt Agreements".
 (8) Mr. Howson, who had been the Company's Chairman of the Board and CEO for eight years, retired effective September 1, 1996.
 (9) Mr. Tetrault was elected as the Company's Vice Chairman of the Board and CEO on March 1, 1997. Effective June 1, 1997, he was also elected as the Company's Chairman of the Board.
(10) Bonus paid in June 1997 to Mr. Tetrault in connection with his election as the Company's Vice Chairman of the Board and CEO on March 1, 1997. See "Employment and Severance Agreements--Tetrault Agreement".

OPTION GRANT TABLE

  Options generally vest in equal installments of one-third beginning on the first anniversary of the date of grant through the third anniversary of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with the Company. In the event of a change in control of the Company, the Compensation Committee may accelerate the exercisability of any outstanding options. The following table provides information about option grants to the Named Executive Officers during fiscal year 1997. The Company did not grant any stock appreciation rights to its executive officers during fiscal year 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                       ASSUMED ANNUAL RATES OF STOCK
                                                                       PRICE APPRECIATION FOR OPTION
                                      INDIVIDUAL GRANTS                           TERM(1)
                         --------------------------------------------- -----------------------------
                         NUMBER OF
                         SECURITIES    % OF TOTAL
                         UNDERLYING     OPTIONS                             5%             10%
                          OPTIONS      GRANTED TO  EXERCISE EXPIRATION -----------------------------
NAME                      GRANTED     EMPLOYEES(2) PRICE(3)    DATE    DOLLAR GAINS   DOLLAR GAINS
----                     ----------   ------------ -------- ---------- -----------------------------
J.L. Dutt
  Common Stock..........  100,000(4)     11.06     $  21.50  09/12/06  $   1,352,000 $     3,427,000
  Common Stock..........      300(5)       .03     $19.5625  08/06/06  $       3,691 $         9,353
  JRM Stock.............   25,000(4)      9.14     $  25.00  09/12/06  $     393,000 $       996,000
D.R. Gaubert
  Common Stock..........   14,550         1.61     $ 21.375  02/07/07  $     195,625 $       495,646
  JRM Common Stock......    3,740         1.37     $24.9375  02/10/07  $      58,653 $       148,637
R.E. Howson
  Common Stock..........        0            0     $     --        --  $          -- $            --
  JRM Common Stock......        0            0     $     --        --  $          -- $            --
J.J. Stewart
  Common Stock..........   34,390          3.8     $ 21.375  02/07/07  $     462,374 $     1,171,495
R.E. Tetrault
  Common Stock..........  314,240        34.77     $ 22.125  03/03/07  $   4,372,650 $    11,080,417
  JRM Stock.............  108,100         39.5     $ 23.375  03/03/07  $   1,589,070 $     4,027,266
E.A. Womack, Jr.
  Common Stock..........   17,290         1.91     $ 21.375  02/07/07  $     232,464 $       588,984
R.E. Woolbert
  Common Stock..........   20,780          2.3     $ 21.375  02/07/07  $     279,387 $       707,871
  JRM Common Stock......    5,340         1.95     $24.9375  02/10/07  $      83,745 $       212,225
All Stockholders (6)
  Common Stock..........       --           --     $ 21.375        --  $ 739,971,873 $ 1,874,833,906
  JRM Common Stock......       --           --     $24.9375        --  $ 636,988,523 $ 1,614,252,599

--------
(1) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, if the exercise price is $21.375, a 5% annual growth rate over ten years results in a stock price of $34.82 per share and a 10% rate results in a price of $55.44 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.
(2) Based on options to acquire 903,870 and 273,660 shares of Common Stock and JRM Common Stock granted to all employees of the Company and JRM, respectively, during fiscal year 1997.
(3) Fair market value on date of grant.
(4) Vested and became exercisable on June 1, 1997. See "Employment and Severance Agreements--Dutt Agreements".

(5) These shares were granted to Mr. Dutt in his capacity as a Director and became exercisable in February 1997, six months after the date of grant.
(6) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 55,036,956 outstanding shares of Common Stock and 40,617,792 outstanding shares of JRM Common Stock on March 31, 1997. The Named Executive Officers' gains as a percentage of the total dollar gains shown for all stockholders are .93% for Common Stock and .33% for JRM Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table provides information concerning the exercise of stock options during fiscal year 1997 by each of the Named Executive Officers and the value at March 31, 1997 of unexercised options held by such individuals. The value of unexercised options reflects the increase in market value of Common Stock and JRM Common Stock from the date of grant through March 31, 1997 (when the fair market value of Common Stock and JRM Common Stock was $21.375 and $24.25, respectively, per share). The value actually realized upon exercise of the options by the Named Executive Officers will depend on the value of the Common Stock or JRM Common Stock at the time of exercise.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                         NUMBER OF               TOTAL NUMBER OF       TOTAL VALUE OF UNEXERCISED,
                          SHARES            UNEXERCISED OPTIONS HELD    IN-THE-MONEY OPTIONS HELD
                         ACQUIRED              AT FISCAL YEAR-END          AT FISCAL YEAR-END
                            ON      VALUE   -------------------------- -------------------------------
NAME                     EXERCISE  REALIZED EXERCISABLE  UNEXERCISABLE EXERCISABLE      UNEXERCISABLE
----                     --------- -------- -----------  ------------- --------------   --------------
J.L. Dutt
  Common Stock..........      0       --        3,150       125,000(1)  $          825     $           0
  JRM Common Stock......      0       --            0        25,000(1)  $            0     $           0
D.R. Gaubert
  Common Stock..........      0       --       28,324        25,255     $        9,839     $      17,377
  JRM Common Stock......      0       --          642         6,948     $        4,855     $      24,261
R.E. Howson
  Common Stock..........      0       --      470,380(2)    325,000     $      473,045     $           0
  JRM Stock.............      0       --       56,330             0     $      284,861     $           0
J.J. Stewart
  Common Stock..........      0       --      113,722        34,390     $       71,299     $      40,751
R.E. Tetrault
  Common Stock..........      0       --            0       314,240     $            0     $           0
  JRM Stock.............      0       --            0       108,100     $            0     $      94,588
E.A. Womack, Jr.
  Common Stock..........      0       --       55,007(2)     35,065     $       35,539     $      28,205
R.E. Woolbert
  Common Stock..........      0       --       95,185        46,000     $      102,042     $      19,429
  JRM Common Stock......      0       --        3,872        13,358     $       14,320     $      53,155

--------
(1) These options vested and became exercisable on June 1, 1997. See "Employment and Severance Agreements--Dutt Agreements".
(2) Messrs. Howson and Womack exercised options for 30,930 and 4,812 shares of Common Stock, respectively, during the period from March 31, 1997 to June 6, 1997.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  Tetrault Agreement. The Company entered into an employment agreement with Mr. Tetrault effective as of March 1, 1997, whereby he agreed to serve as the Company's Vice Chairman of the Board and CEO through February 28, 2000, subject to earlier termination as described below. On June 1, 1997, he also became the Company's Chairman of the Board. The employment agreement provides Mr. Tetrault with an annual base salary of $540,000 subject to increase by the Compensation Committee in accordance with Company practices based upon Mr. Tetrault's performance. Under the employment agreement, Mr. Tetrault was also granted options to purchase 314,240 shares of Common Stock and 108,100 shares of JRM Common Stock, both of which will vest in equal installments of one-third on the first, second and third anniversaries of the date of grant. In addition, Mr. Tetrault was granted 18,900 restricted shares of Common Stock and 8,100 restricted shares of JRM Common Stock for which he paid $1.00 per share. He also received a cash bonus of $336,000 in June 1997 in accordance with the terms of the agreement, and is entitled to annual cash bonuses (if any, as determined by the Compensation Committee based upon the Company's achievement of certain pre-established performance goals) and to participate in all retirement or other benefit plans, policies and programs maintained or provided by the Company for its officers. Under the agreement, the Company also purchased Mr. Tetrault's home and agreed to pay his reasonable relocation expenses according to the Company's relocation policy.

  The employment agreement may be terminated prior to February 28, 2000 under certain circumstances, including death, disability and voluntary retirement. However, in the event of termination by the Board without cause, Mr. Tetrault will continue to receive his annual base salary and other benefits and rights under the agreement during the remaining term thereof and all stock options and restricted stock will vest 100% on February 28, 2000. During the term of the agreement, and for the greater of 24 months following the expiration of the agreement or any other period during which amounts are paid to him under the agreement, Mr. Tetrault may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company or induce any employee of the Company to accept employment with any competitor of the Company.

  Dutt Agreements. In connection with Mr. Dutt's election as the Company's interim Chairman of the Board and CEO, he entered into an employment agreement with the Company. Under the agreement (i) the Company agreed to pay him a base salary of $100,000 per month for six months and $50,000 per month thereafter, subject to a minimum payment of $900,000 under such agreement, and (ii) the Company granted to him options to purchase 100,000 shares of Common Stock, at an exercise price of $21.50 per share, and options to purchase 25,000 shares of JRM Common Stock, at an exercise price of $25.00 per share. The exercise prices reflect the fair market value of the applicable stock on the date of grant. Under the agreement, the options vested in equal installments of one-third on the first, second and third anniversaries of the date of grant. In connection with Mr. Dutt's retirement as the Company's Chairman of the Board effective June 1, 1997, Mr. Dutt and the Company entered into a settlement agreement pursuant to which Mr. Dutt also received a $350,000 performance bonus, and the options granted to him under the employment agreement and 750 restricted shares of Common Stock granted to him under the Company's Directors Stock Program became fully vested.

  Howson Agreements. In connection with Mr. Howson's retirement as the Company's Chairman of the Board and CEO on September 1, 1996, he entered into a severance agreement with the Company. The severance agreement provides Mr. Howson with those rights and benefits that he would have been entitled to under the terms of the employment agreement that he entered into with the Company in September 1994, in the event that his employment with the Company was terminated with "excuse from the Board" prior to August 31, 1998 (the termination date of the employment agreement). Such rights and benefits include (i) monthly payments totalling $937,860 per year (Howson's base salary at retirement) from September 1, 1996 until August 31, 1998, (ii) eligibility to receive annual bonuses for fiscal years 1997 and 1998, to the extent earned by the corporate staff of the Company, under the Company's Variable Supplemental Compensation Plan, with a maximum award of 70% of his base salary, (iii) the vesting on September 1, 1996 of all stock options and restricted stock previously granted to Mr. Howson by the Company or J. Ray McDermott, except for options to purchase 325,000 shares of Common Stock and 50,000 restricted shares of Common Stock, which will vest on September 1, 1998, and (iv) life and medical insurance coverage until September 1, 1998. In addition to such rights and benefits, the Company paid to Mr. Howson on November 1, 1996 a significant portion of the lump sum distribution that he otherwise would have been entitled to receive on September 1, 1998 under the Company's Supplemental Executive Retirement Plan. See "Retirement Plans-- Supplemental Executive Retirement Plan".

  Furthermore, the Company provides office space to Mr. Howson pursuant to an office lease agreement (the "Office Lease") the Company entered into on his behalf. The annual rental under the Office Lease, which commenced on December 1, 1996 and terminates on November 30, 1999, is $15,649.

RETIREMENT PLANS

  Pension Plans. The Company maintains several funded retirement plans covering substantially all regular full-time employees, except certain non-resident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. All officers who are employees of the Company or certain of its subsidiaries, including McDermott, are covered under The Retirement Plan for Employees of McDermott Incorporated (the "McDermott Retirement Plan"). Officers who are employed by The Babcock & Wilcox Company ("B&W") or certain of its subsidiaries or affiliates are covered under The Employee Retirement Plan of The Babcock & Wilcox Company (the "B&W Retirement Plan"). Officers who are employed by J. Ray McDermott or certain of its subsidiaries or affiliates are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. Employees do not contribute to any of these plans and company contributions are determined on an actuarial basis. An employee must be employed by the applicable company or a subsidiary for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans. To the extent that benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of the unfunded excess benefit plans maintained by them (the "Excess Plans").

  The following table shows the annual benefit payable under the McDermott Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1997 in accordance with the lifetime only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("Final Average Earnings") less a specified percentage of anticipated social security benefits. As of March 31, 1997, Mr. Gaubert had Final Average Earnings of $178,390 and 25.5 years of credited service under the McDermott Retirement Plan. As of the date of his retirement, Mr. Dutt had not accrued enough years of service to vest under the plan; therefore, he is not entitled to any benefits under such plan. He, however, is entitled to benefits under the Company's Retirement Plan for Non-Management Directors. See "Directors' Attendance and Fees--Retirement Plan and Health Care". At the time of his retirement on September 1, 1996, Mr. Howson had Final Average Earnings of $772,608 and 24.6 years of credited service under the plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                           MCDERMOTT RETIREMENT PLAN

FINAL        ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE   --------------------------------------------------------------
EARNINGS     10       15       20       25       30       35       40
--------  -------- -------- -------- -------- -------- -------- --------
100,000   $ 14,057 $ 21,085 $ 28,113 $ 35,142 $ 42,170 $ 49,198 $ 56,227
150,000     22,390   33,585   44,780   55,975   67,170   78,365   89,560
200,000     30,723   46,085   61,447   76,808   92,170  107,532  122,893
250,000     39,057   58,585   78,113   97,642  117,170  136,698  156,227
300,000     47,390   71,085   94,780  118,475  142,170  165,865  189,560
400,000     64,057   96,085  128,113  160,142  192,170  224,198  256,227
500,000     80,723  121,085  161,447  201,808  242,170  282,532  322,893
600,000     97,390  146,085  194,780  243,475  292,170  340,865  389,560
700,000    114,057  171,085  228,113  285,142  342,170  399,198  456,227
800,000    130,723  196,085  261,447  326,808  392,170  457,532  522,893

  The following table shows the annual benefit payable under the B&W Retirement Plan at age 65 (the normal retirement age) to employees retiring in 1997 in accordance with the lifetime only method of payment. Benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee's career) of average annual earnings (inclusive of bonuses) during the 60 consecutive months out of the ten years prior to retirement in which such earnings were highest ("B&W Final Average Earnings"). B&W Final Average Earnings and credited service under the B&W Retirement Plan at March 31, 1997 for Messrs. Stewart, Tetrault, Womack and Woolbert were $505,576 and 25 years, $134,738 and 21.5 years, $301,227 and 21.5 years, and $416,563 and 41.7 years, respectively. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

                       BABCOCK & WILCOX RETIREMENT PLAN

 B & W
 FINAL       ANNUAL BENEFITS AT AGE 65 FOR YEARS OF SERVICE INDICATED
AVERAGE   --------------------------------------------------------------
EARNINGS     10       15       20       25       30       35       40
--------  -------- -------- -------- -------- -------- -------- --------
100,000   $ 11,765 $ 17,648 $ 23,530 $ 29,413 $ 35,295 $ 41,178 $ 47,060
125,000     14,890   22,335   29,780   37,225   44,670   52,115   59,560
150,000     18,015   27,023   36,030   45,038   54,045   63,053   72,060
200,000     24,265   36,398   48,530   60,663   72,795   84,928   97,060
250,000     30,515   45,773   61,030   76,288   91,545  106,803  122,060
300,000     36,765   55,148   73,530   91,913  110,295  128,678  147,060
400,000     49,265   73,898   98,530  123,163  147,795  172,428  197,060
500,000     61,765   92,648  123,530  154,413  185,295  216,178  247,060
550,000     68,015  102,023  136,030  170,038  204,045  238,053  272,060

  Supplemental Executive Retirement Plan. The Company maintains an unfunded Supplemental Executive Retirement Plan (the "SERP"). The SERP covers certain officers of the Company and other designated companies, including McDermott,
J. Ray McDermott and B&W. Generally, benefits are based upon a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final 3-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten years of service) or 3-year average cash compensation prior to the SERP scheduled retirement date, whichever is greater. Except for the benefit payable to Mr. Howson, the maximum benefit may not exceed 60-65% (dependent upon date of initial participation in the SERP) of such 3-year average cash compensation. Under Mr. Howson's employment agreement, the maximum benefit payable to Mr. Howson is 73% of his final 3-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by the Company, any of its subsidiary companies or any previous employer. A death benefit is also provided under the SERP. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Gaubert, Stewart, Tetrault and Womack at retirement age as stated in the SERP is 60% of each such person's final 3-year average cash compensation. At such retirement age, Mr. Woolbert would receive an annual benefit of 65% of his final 3-year average cash compensation. As a result of his retirement on September 1, 1996, Mr. Howson was eligible to receive, beginning September 1, 1998, an annual benefit equal to 73% of his final 3-year average cash compensation or a lump sum distribution equivalent to such benefits. Pursuant to a severance agreement that he entered into with the Company, the Company agreed to pay him approximately two-thirds of such lump sum distribution, on an actuarially discounted basis, on November 1, 1996. Mr. Howson will receive all remaining amounts due to him under the SERP on September 1, 1998. Mr. Dutt is not entitled to any benefits under the SERP.

  A trust (assets of the trust constitute corporate assets) has been established which is designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the "Plans") in the event of an effective change in control of the Company. Although the Company would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump sum distributions, if certain events occur following an effective change in control of the Company, including but not limited to failure by the Company to make such payments and the termination of a participant's employment under certain specified circumstances. In addition, with respect to benefits which otherwise would have been paid in the form of an annuity, the trust provides for certain lump sum equalization payments which, when added to the basic lump sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump sum distribution to purchase an annuity which would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump sum distribution and commenced to receive annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire prior to an effective change in control and who receive a basic lump sum distribution under the circumstances described above, the trust provides for similar lump sum equalization payments, based on salary and service factors at the time of actual retirement.

                                APPROVAL OF THE
                     COMPANY'S 1997 DIRECTOR STOCK PROGRAM
                                   (ITEM 2)

  On June 6, 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Director Stock Program (the "1997 Program") in order to provide the Company with an effective means of attracting qualified individuals to serve on the Board of Directors and to increase the propriety interest of the Company's directors in the Company.

  The 1992 Director Stock Program (the "1992 Program"), which was approved by Company stockholders, authorized the award of 50,000 shares of Common Stock. At June 6, 1997, 2,825 shares remained available for award under the 1992 Program. The Board of Directors believes that the 1992 Program has enhanced the Company's ability to attract qualified candidates to serve on the Board of Directors, and that in order to continue to do so, the 1997 Program should be implemented.

  The Board of Directors recommends a vote "FOR" the proposal to approve the 1997 Director Stock Program. The affirmative vote of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

SUMMARY DESCRIPTION OF THE PROGRAM

  The following summary of the terms of the 1997 Program is qualified in its entirety by reference to the text of the 1997 Program, which is attached as Appendix A to this Proxy Statement. If adopted by Company stockholders, the 1997 Program will be effective as of June 6, 1997.

  The 1997 Program provides for the grant of options and rights to purchase restricted shares of Common Stock to Directors who are not employees of the Company and its subsidiary and affiliated companies. Subject to the adjustments described below under the heading "Adjustments", 100,000 shares of Common Stock will be subject to the 1997 Program and will be registered at the Company's expense pursuant to the Securities Act of 1933, as amended. Such shares may be either authorized and unissued shares or issued shares held in the treasury or otherwise, including shares purchased in the open market. In addition, shares authorized for issuance under the 1992 Program which, as of the effective date of the 1997 Program, have not been awarded shall be available for grant under the 1997 Program. The 1997 Program will be administered by a committee comprised of Directors who are employees of the Company and its subsidiary and affiliated companies (the "Committee"). No member of the Committee will be eligible to participate in the 1997 Program while he is such a member, and no person may become a member who has been eligible to participate in the 1997 Program during the preceding year. The Committee shall make determinations under and interpretations of the 1997 Program and the options and restricted stock rights granted thereunder. The Committee will have no discretion with respect to the selection of Directors to receive grants, the number of shares subject to any options or restricted stock awards, the exercise price or purchase price thereunder, or the term of an option or the period during which restrictions are applicable. The 1997 Program will expire on June 6, 2007, except with respect to options and rights to purchase restricted stock then outstanding.

STOCK OPTIONS

  Options to purchase shares of Common Stock will be automatically granted to eligible Directors. On the first day of the first year of a Director's term, such Director will be granted options to acquire 900 shares of Common Stock, and on the first day of each subsequent year of a Director's term, such Director will be granted options to acquire 300 shares of Common Stock. Shares subject to the unexercised portion of any terminated or expired options may be used again in the 1997 Program.

  The option price under each option will be equal to the fair market value of the shares on the date of grant as reported on the New York Stock Exchange. Upon exercise of an option, the option price must be paid in full. Payments must be in cash or may be made in Common Stock valued at its fair market value on the date immediately preceding the date of exercise, or in a combination of cash and Common Stock.

  Options are exercisable in full six months after the date of grant. No option granted under the 1997 Program will be exercisable more than ten years after the date of grant. Options are not transferable except by will or the laws of descent and distribution and pursuant to certain qualified domestic relations orders.

  Except for termination for cause (as defined in the 1997 Program), if service as a Director terminates for any reason other than death, retirement or disability, any options which are then exercisable terminate upon the earlier of their expiration or the expiration of three months after such termination of service. If an optionee's service as a Director terminates by reason of retirement or disability, the options held by such optionee will remain so exercisable until their expiration. If an optionee's service as a Director terminates by reason of death, any options granted to such Director remain exercisable until the earlier of their expiration or three years after death.

RESTRICTED STOCK

  On the first day of the first year of a Director's term, such Director will be awarded the right to purchase 450 shares of restricted stock and, on the first day of each of the second and third years of a Director's term, such Director will be awarded the right to purchase 150 shares of restricted stock. The purchase price per share is equal to the par value of the Common Stock ($1.00 per share). Such restricted stock, when awarded, is subject to restrictions on transfer and forfeiture upon certain circumstances. These restrictions shall lapse on all restricted stock purchased under grants made during a Director's term at the end of such term.

  In the event of the termination of service as a Director by reason of death, disability or retirement at the end of the Director's term, stock as to which the restrictions have not lapsed at the time of such termination of service shall lapse upon such termination of service. Upon the termination of service by reason of retirement before the end of a Director's term or a termination at any time for a reason other than death, disability or retirement, all shares which still have restrictions shall be forfeited to the Company.

REORGANIZATION OR CHANGE IN CONTROL

  If, in the event of a merger, consolidation, sale of all or substantially all of the Company's assets, or other corporate reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its shares receive cash or securities of another corporation or different securities of the corporation, or a dissolution or a liquidation of the Company, provision is not made for substitution of new stock options and restricted stock of equivalent value to those held under the 1997 Program, the holder of such options and/or restricted stock will be entitled to a cash payment representing the value of such options and/or restricted stock based on the highest value of the Common Stock during the 30 days preceding such event, without regard to the exercisability of such options or the restrictions on such restricted stock.

  In the event of a "change in control" of the Company (as defined in the 1997 Program), restrictions on restricted stock shall lapse.

PARTICIPANTS

  As of the date hereof, all Directors and nominees for election as Directors, except Roger E. Tetrault and Richard E. Woolbert, who are also officers of the Company, are eligible to receive grants of options or restricted stock under the 1997 Program.

ADJUSTMENTS

  The total number of shares subject to the 1997 Program, the number of shares which may be acquired by any one participant, the number of shares subject to restrictions and outstanding options and the related option and purchase prices shall be adjusted by the Committee in the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in the corporate structure affecting the Common Stock.

TERMINATION, AMENDMENT AND MODIFICATION

  The Committee may terminate, amend or modify the 1997 Program, with the approval of the stockholders, provided that (i) such action does not adversely affect any award previously granted thereunder or any such award-holder adversely affected consents in writing to the termination, amendment or modification, and (ii) amendments or modifications shall not be made more than once every six months except to comply with applicable tax or securities laws, regulations or rulings.

TAX CONSEQUENCES

  In general, under current federal income tax laws, a participant will not recognize income upon the grant of a stock option or upon the grant or exercise of a right to purchase restricted stock under the 1997 Program. However, a participant will recognize income upon exercise of a stock option and upon termination of restrictions on restricted stock, in an amount which is equal to the difference between the fair market value of the stock on the date of exercise of the option or upon termination of restrictions and the aggregate option or purchase price. Participants who surrender Common Stock in payment of all or a part of the aggregate option price will not recognize income with respect to the surrendered shares.

  A participant's tax basis in shares acquired pursuant to the exercise of a stock option or restricted stock rights for which the option or purchase price is paid solely in cash will be equal to the sum of the amount of cash paid and the amount of income recognized pursuant to such exercise or the termination of such restrictions. As to shares acquired pursuant to the exercise of a stock option for which the participant surrenders shares of Common Stock in payment of all or a part of the option price, the shares received which are equal in number to the shares surrendered will have the same tax basis and holding period as the shares so surrendered. As to the balance of the shares so received, the participant's tax basis in such shares will be equal to the sum of the amount of cash, if any, paid upon the exercise of the option and the amount of income recognized pursuant to such exercise. Upon the subsequent sale or disposition of shares acquired pursuant to the exercise of a stock option or restricted stock rights, the difference between the sale price and the participant's tax basis in such shares will be treated as capital gain or loss.

  Alternatively, a participant who purchases restricted shares under the 1997 Program may elect, within 30 days of such purchase, to recognize the excess of the fair market value of the restricted shares, determined as of the purchase date, over the purchase price as income at the time of the purchase of the shares, even though such shares remain subject to restrictions. In the event such an election is made, any subsequent appreciation in value of the shares is not taxable as income until the shares are sold, at which time the difference between the sale price and the participant's tax basis in such shares will be treated as a capital gain or loss. However, if such shares are subsequently forfeited and returned to the Company, the employee will not be entitled to a deduction with respect to such forfeiture.

                           APPROVAL OF AMENDMENTS TO
              THE COMPANY'S 1996 OFFICER LONG-TERM INCENTIVE PLAN
                                   (ITEM 3)

  As part of the Company's overall effort to increase shareholder value, the Board of Directors adopted amendments (the "Amendments") to the 1996 Officer Long-Term Incentive Plan (the "Plan"). The Amendments have been adopted to more closely align the interests of officers and key employees with those of Company stockholders by encouraging employee stock ownership and by tying officer compensation to the performance of the Company's Common Stock.

  The Amendments (i) limit the application of the performance measures set forth in Article 8 of the Plan to grants of restricted stock and (ii) provide for (a) the inclusion of the market price of Common Stock to the list of permissible performance criteria to be used by the Compensation Committee for grants of restricted stock, and (b) the addition of a "Restricted Stock Performance Formula". See the description below, as well as Article 8 of the Plan, as amended.

  Stockholder approval of such Amendments is required for executive compensation to any "Covered Employee" under the Plan, as amended, in excess of $1 million per year to be deductible for corporate income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986. The affirmative vote of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting on this proposal is required for approval of the Amendments and the Plan, as amended, to comply with
Section 162(m) of the Internal Revenue Code. The Board of Directors recommends that stockholders vote "FOR" this proposal.

SUMMARY DESCRIPTION OF THE PLAN, AS AMENDED

  The following summary of the terms of the Plan, as modified by the Amendments, is qualified in its entirety by reference to the text of the Plan, as amended and restated, which is attached as Appendix B to this Proxy Statement. The Amendments, which are shown in italics, are effective as of April 1, 1997.

  Administration. The Plan, as amended, will continue to be administered by the Compensation Committee of the Company's Board of Directors.

  Eligibility. Officers and key employees of the Company and its subsidiaries are eligible to participate in the Plan. Non-employee Directors of the Company are not eligible. Approximately twenty five employees of the Company and its subsidiaries participate in the Plan; however, because the Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who actually participate and the respective benefits to be accorded to them can vary from time to time. The Amendments do not change these terms of the Plan.

  Stock Available for Issuance Through the Plan. The Plan provides for a number of forms of stock-based compensation, as described below. Up to 2,500,000 shares of the Common Stock are authorized for issuance through the Plan. Provisions in the Plan permit the reuse or reissuance by the Plan of shares of Common Stock underlying canceled, expired or forfeited awards of stock-based compensation, as well as shares tendered in payment of a stock option exercise price or withheld by the Company to pay taxes on an award, subject to the restrictions imposed under the SEC's short-swing trading rules. The Amendments do not change the Plan in this respect.

  Description of Awards Under the Plan. The Compensation Committee may award to eligible employees incentive and non-qualified stock options and may award restricted stock, subject to the satisfaction of specific performance goals. The forms of awards are described below.

  Stock Options. The Compensation Committee has discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or non-qualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the Plan must be exercised within the period specified by the Compensation Committee at the time of grant, but not later than ten years from the date of grant, and the excise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. Subject to the specific terms of the Plan, the Compensation Committee has the discretion to set such additional limitations on option grants as it deems appropriate.

  Each option award agreement sets forth the extent to which the participant has the right to exercise the option following termination of the participant's employment with the Company. Termination provisions, which are determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

  Upon the exercise of an option granted under the Plan, the option price is payable in full to the Company, either: (i) in cash or its equivalent, (ii) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (iii) if permitted in the award agreement, a combination of (i) and (ii).

  The Amendments do not change the foregoing terms of the Plan.

  Restricted Stock. The Compensation Committee is also authorized to award restricted shares of Common Stock under the Plan upon such terms and conditions as it shall establish. Participants are required to pay a purchase price for each share of restricted stock granted equal to the par value of the Common Stock ($1.00 per share). Awards of restricted stock to any one participant during a fiscal year are limited to 200,000 shares. Award agreements specify the period(s) of restriction, the number of restricted shares of Common Stock granted, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients have the right to vote these shares from the date of grant, they do not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. Participants receive dividends on their shares of restricted stock and the Compensation Committee, in its discretion, determines how dividends on restricted shares are to be paid.

  Each award agreement for restricted stock sets forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with the Company. These provisions are determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the Plan and may reflect distinctions based on reasons for termination of employment.

  The Amendments do not change the foregoing terms of the Plan, except that restricted stock grants under the "Restricted Stock Performance Formula" described below to a single participant for a fiscal year are only limited to an Initial Grant (as defined below) of 200,000 shares.

  Performance Measures. Under the Plan, the Compensation Committee may establish restricted stock performance goals based on the attainment over a specified period of time (the "Performance Period") of individual performance, specified targets or other parameters relating to one or more of the following business criteria: Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Return on Capital, Return on Assets and Return on Equity. Following the end of a Performance Period, the Compensation Committee determines the value of the performance-based awards granted for the period based on the attainment of the pre-established objective performance goals. The Compensation Committee also has the discretion to reduce (but not to increase) the value of a performance-based award. The Compensation Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, are made in the form of shares of restricted stock.

  Under the Plan, as amended, the market price of Common Stock has been added as a performance criterion. In addition, the Plan, as amended, allows awards of restricted stock to be granted based on the following "Restricted Stock Performance Formula".

    (i) The Compensation Committee may make an initial grant of shares of restricted stock (the "Initial Grant"). At the end of a specified Performance Period (pre-established by the Compensation Committee), the number of shares in the Initial Grant shall be increased or decreased based on the increase or decrease in the market value of the Common Stock over the Performance Period.

    (ii) The increase or decrease in the number of shares in the Initial Grant shall be determined by calculating the difference between the market value per share of Common Stock at the end of the Performance Period and the market value per share on the grant date. This difference is multiplied by the number of shares of restricted stock in the Initial Grant and the resulting product is divided by the market value at the end of the Performance Period. The number so determined is added to (in the case of an increase in market value) or subtracted from (in the case of a decrease in market value) the number of shares of restricted stock in the Initial Grant. Once the number of shares of restricted stock has been adjusted in the manner described above, restrictions will continue to be imposed for a period of time.

  Adjustment and Amendments. The Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split, or certain other events. In case of a pending change of control of the Company, outstanding options granted under the Plan will become immediately exercisable and will remain exercisable throughout their entire term and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse. The Plan may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Stockholder approval of an amendment will be sought if necessary or desirable under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law. The Amendments do not change the foregoing terms of the Plan.

  Non-transferability. No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the Plan is assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Compensation Committee in the award agreement, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to ISOs. The Amendments do not change the Plan in this respect.

  Duration of the Plan. The Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the Plan on or after April 1, 2006. The Amendments do not change the duration of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  Options. With respect to options which qualify as ISOs, a Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition:
(i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise, or (b) the amount realized on disposition, exceeds the option price; and (ii) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

  With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

  Restricted Stock. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares (less any amount the participant paid for such shares) and any cash received at the time of vesting, and the Company will be entitled to a corresponding deduction for federal income tax purposes. Alternatively, the participant may elect within 30 days of the grant of restricted stock to recognize ordinary income equal to the then fair market value of the shares (less any amount the participant paid for such shares). Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by the Company. In general, the Company will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)". To the extent a participant realizes capital gains, as described above, the Company will not be entitled to any deduction for federal income tax purposes.

  Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid by the Company in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Company or its affiliates for federal income tax purposes if it is based on the performance of the Company, is paid pursuant to a plan approved by stockholders of the Company and administered by a committee of "outside directors", and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Company on the last day of the taxable year.

  The Compensation Committee has taken the effect of Section 162(m) into consideration in structuring awards under the Plan. This is not expected to change with respect to the Plan, as amended.

PLAN BENEFITS

  The benefits that will be received under the Plan, as amended, by particular individuals or groups are not determinable at this time. The benefits that were received for fiscal year 1997 by the Named Executive Officers pursuant to the Plan are summarized in tables on pages 18-21.

                                 RETENTION OF
                         INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING MARCH 31, 1998
                                   (ITEM 4)

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP ("Ernst & Young") to serve as independent auditors to audit the accounts of the Company for the fiscal year ending March 31, 1998. Although not required to do so, the Board of Directors considers it advisable that such retention be submitted to the stockholders for their approval. Ernst & Young served as independent auditors of the Company and its subsidiaries during fiscal year 1997. Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting is required to approve this proposal. The Board of Directors recommends that stockholders vote "FOR" the retention of Ernst & Young as the Company's independent auditors.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and persons who own 10% or more of the Company's voting stock, to file reports of ownership and changes in ownership of the Company's equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that its Directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during fiscal year 1997, except that Philip Burguieres, a Director of the Company, inadvertently filed a Form 4, reporting the purchase of 10,000 shares of the Company's Common Stock, approximately 25 days late.

                   STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

  No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote arise, including a question of adjourning the meeting, the persons named as proxies in the enclosed Proxy will vote thereon according to their judgment in the best interests of the Company.

  Proposals by stockholders intended to be presented at the 1998 Annual Meeting must be received by the Corporate Secretary of the Company no later than March 30, 1998, in order to be qualified for inclusion in the Company's Proxy Statement and form of proxy for such meeting. Concurrently therewith, proponents shall provide the Company in writing with his or her name, address, the number of shares of Common Stock held of record or beneficially, the date or dates upon which such Common Stock was acquired and documentary support for a claim of beneficial ownership.

                                          By Order of the Board of Directors,

                                          /s/ S. W. MURPHY
                                          S. WAYNE MURPHY
                                          Secretary

Dated: July 28, 1997

                                                                     APPENDIX A

                         MCDERMOTT INTERNATIONAL, INC.
                          1997 DIRECTOR STOCK PROGRAM

                ARTICLE I--ESTABLISHMENT, PURPOSE AND DURATION

1.1 ESTABLISHMENT OF THE PROGRAM

  McDermott International, Inc., a Panamanian corporation (hereinafter referred to as the "Company"), hereby establishes a stock compensation plan to be known as the "McDermott International, Inc. 1997 Director Stock Program" (hereinafter referred to as the "Program"), as set forth in this document. The Program permits the grant of Options and Restricted Stock to Directors (as hereinafter defined) of the Company who are not Employees of the Company or its subsidiaries and affiliates.

  The Program shall become effective upon approval by the Board of Directors (the "Effective Date"), subject to ratification by the Company's shareholders, and shall remain in effect as provided in Section 1.3 herein.

1.2 PURPOSE OF THE PROGRAM

  The purpose of the Program is to promote the success, and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders.

  The Program is further intended to provide flexibility to the Company in its ability to attract and retain the services of Participants.

1.3 DURATION OF THE PROGRAM

  The Program shall commence on the Effective Date, as described in Section
1.1 herein, and shall remain in effect, subject to the right of the Committee to terminate the Program at any time pursuant to Article XI herein, until all Shares subject to Awards granted under it shall have been purchased or acquired according to the Program's provisions. However, in no event may an Award be granted under the Program on or after June 6, 2007.

                            ARTICLE II--DEFINITIONS

2.1 DEFINITIONS

  Whenever used in the Program, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

  (A) "AWARD" means a grant under the Program of Options or Restricted Stock.

  (B) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in
Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder, without regard, however, to the 60-day period referred to in such Section.

  (C) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  (D) "CAUSE" means: (i) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company; or
(ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States federal, state or local law. "Cause" under either (i) or (ii) shall be determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds of all the Directors at a meeting duly called and held for that purpose, after reasonable notice to the Participant and opportunity for the Participant and his legal counsel to be heard.

  (E)"CHANGE IN CONTROL" of the Company shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

  (1) Any person, as described in Section 3(a)(9) of the Securities Exchange Act of 1934, (other than a person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of voting securities of the Company), is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding for these purposes the Series A Participating Preferred Stock of the Company; or

  (2) During any period of two consecutive years (not including any period prior tot he execution of the Program), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or Directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

  (3) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50.1 percent of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of a preceding sentence if the Participant is an equity participant has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the Shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior tot he Change in Control by a majority of the disinterested Directors).

  (F) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  (G) "COMMITTEE" means the Director Compensation Committee of the Board of Directors, as specified in Article III herein.

  (H) "COMPANY" means McDermott International, Inc., a Panamanian corporation, or any successor thereto as provided in Section 12.3 herein.

  (I) "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

  (J) "DISABILITY" means a permanent and total Disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

  (K) "EMPLOYEE" means any part-time or full-time Employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under the Program.

  (L) "FAIR MARKET VALUE" shall mean the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date as reported in The Wall Street Journal or a similar publication selected by the Committee.

  (M) "OPTION" means a non-qualified Option to purchase Shares, granted under
Article VI herein. The Options granted are not intended to qualify as "Incentive Stock Options" as defined in Section 422 of the Code.

  (N) "OPTION PRICE" means the price at which a share may be purchased by a Participant pursuant to an Option.

  (O) "PARTICIPANT" means a non-Employee Director of the Company who has outstanding an Award granted under the Program.

  (P) "REORGANIZATION" means a merger, consolidation, sale of all or substantially all of the Company's assets; or other corporate Reorganization in which the Company is not the surviving corporation (other than any such transaction the effect of which is merely to change the jurisdiction of incorporation of the Company); or any merger in which the Company is the surviving corporation but the holders of its Shares receive cash or securities of another corporation; or different securities of the surviving corporation, or a dissolution or liquidation of the Company.

  (R) "RESTRICTED STOCK" means Shares subject to restrictions as described in
Article VII.

  (S) "RETIREMENT" shall have the meaning ascribed to such term in the Company's Retirement Plan for Non-Management Directors.

  (T) "SHARES" means the Shares of common stock, $1 par value, of the Company.

                          ARTICLE III--ADMINISTRATION

3.1 COMMITTEE

  The Program shall be administered by the Committee. This Committee will be made up of all Employees serving on the Board of Directors.

3.2 AUTHORITY OF THE COMPANY

  The Committee shall have full power, except as limited by law or by the articles of incorporation or bylaws of the Company, and subject to the provisions herein, to construe and interpret the Program and any agreement or instrument entered into under the Program, and make all determinations which may be necessary or advisable for the administration of the Program.

3.3 DECISIONS BINDING

  All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                   ARTICLE IV--SHARES SUBJECT TO THE PROGRAM

4.1 NUMBER OF SHARES

  Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Program may not exceed one hundred thousand (100,000). Additionally, Shares approved pursuant to the 1992 Director Stock Program which, as of the Effective Date of this Program have not been awarded shall become available for grant under the Program. Shares available for grant under the Program may be either authorized, but unissued, or reacquired Shares.

4.2 LAPSED AWARDS

  If any Option granted under this Program is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Program.

  If any Restricted Stock granted under this Program is canceled, terminates or lapses for any reason, any Shares subject to such Award again shall be available for grant of an Award under the Program to the extent permitted by the rules promulgated under Section 16 of the Securities Exchange Act of 1934.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES

  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up. Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Program, and in the number and class of and/or price of Shares subject to outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

                   ARTICLE V--ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY AND PARTICIPATION

  All Directors of the Company who are not Employees will participate in this Program. Directors are not Employees if at the time of Award they are not an Employee of the Corporation or any of its subsidiaries or affiliates.

                           ARTICLE VI--STOCK OPTIONS

6.1 GRANT OF OPTIONS

  Subject to the terms and provisions of the Program, Options shall be granted to Participants on the first day of each year of their term. In the first year of a Participant's term, they shall receive a grant of 900 Options. In each of the second and third years of the Participant's term, the Participant shall receive a grant of 300 Options.

  In the event that a new non-Employee Director joins the Board during an ongoing term, he will receive a supplemental grant of Options equal to the number of Options granted in the second year of a Director's term divided by twelve (12) months, multiplied by the number of months remaining in the Director's term.

6.2 OPTION PRICE

  The Option Price for each grant of an Option shall be equal to the Fair Market Value of such Share on the date the Option is granted.

6.3 DURATION OF OPTIONS

  Each Option shall expire ten (10) years from the date of its grant.

6.4 EXERCISE OF OPTIONS

  Options granted under the Program shall be fully exercisable six (6) months from the date of grant.

6.5 PAYMENT

  Options shall be exercised by the delivery of a written notice of exercise to the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price; or (c) by a combination of (a) and (b).

  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name. Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or any other means which the Committee determines to be consistent with the Program's purpose and applicable law.

6.6 RESTRICTIONS ON SHARE TRANSFERABILITY

  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Program, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.7 TERMINATION OF SERVICE DUE TO DEATH, DISABILITY OR RETIREMENT

  (a) Termination by Death. In the event the service of a Participant is terminated by reason of death, all outstanding Options shall remain exercisable at any time prior to their expiration date, or for three (3) years after the date that service was terminated, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary(s), or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

  (b) Termination by Disability. In the event the service of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall remain exercisable for the remaining Option term.

  (c) Termination by Retirement. In the event the service of a Participant is terminated by reason of Retirement, all outstanding Options granted to that Participant shall remain exercisable for the remaining Option term.

6.8 TERMINATION OF SERVICE FOR OTHER REASONS

  If the service of a Participant shall terminate for any reason (other than the reasons set forth in Section 6.7 herein), all Options held by the Participant which are not currently exercisable immediately shall be forfeited to the Company (and shall once again become available for grant under the Program).

  Options which are exercisable as of the effective date of service termination may be exercised by the Participant within the period beginning on the effective date of termination, and ending three (3) months after such date.

  If the service of a Participant shall terminate for Cause, all outstanding Options held by the Participant immediately shall be forfeited to the Company, and no additional exercise period shall be allowed, regardless of whether or not Options are currently exercisable.

6.9 NON-TRANSFERABILITY OF OPTIONS

  No Option granted under the Program may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

                         ARTICLE VII--RESTRICTED STOCK

7.1 GRANTS OF RESTRICTED STOCK

  Subject to the terms and provisions of the Program, Restricted Stock shall be granted to Participants on the first day of each year of their term. In the first year of a Participant's term, they shall receive a grant of 450 Shares of Restricted Stock. In each of the second and third years of the Participant's term, the Participant shall receive a grant of 150 Shares of Restricted Stock.

  In the event that a new non-Employee Director joins the Board during an ongoing term, he will be eligible to receive a supplemental grant of Restricted Stock in addition to future grants. The supplemental grant will be equal to the number of Restricted Stock granted in the second year of a Director's term divided by twelve (12) months, multiplied by the number of months remaining in the Director's term.

7.2 RESTRICTED STOCK PRICE

  The price for each Share of Restricted Stock shall be equal to the par value of the Company's common stock.

7.3 RESTRICTIONS AND RIGHTS OF OWNERSHIP

  Restrictions on Restricted Stock granted under the Program shall lapse at the end of the Participant's term in which they were granted. All rights of ownership with respect to the Shares shall transfer to the Participant at the date of grant, including voting and dividend rights.

7.4 PAYMENT

  Payment of the Restricted Stock price shall be due and payable in cash to the Company at the time at which they are granted.

  As soon as practicable after receipt of the payment of the Restricted Stock price, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares granted and purchased.

7.5 RESTRICTIONS ON SHARE TRANSFERABILITY

  The Committee shall impose such restrictions on any shares acquired pursuant to the grant of Restricted Stock under the Program, as it may deem advisable including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky on state securities laws applicable to such Shares.

7.6 TERMINATION OF SERVICE DUE TO DEATH, DISABILITY, OR RETIREMENT AT THE END OF A TERM

  (a) Termination by Death. In the event the service of a Participant is terminated by reason of death, all restrictions on Shares of Restricted Stock shall immediately lapse.

  (b) Termination by Disability. In the event the service of a Participant is terminated by reason of disability, all restrictions on Shares of Restricted Stock granted to that Participant shall lapse as of the date the Committee determines the definition of Disability to have been satisfied.

  (c) Termination by Retirement. In the event the service of a Participant is terminated by reason of Retirement at the end of a Participant's term, all restrictions on Shares of Restricted Stock granted to that Participant immediately shall lapse. In the event the service of a Participant is terminated by reason of Retirement during a Participant's term, all Shares of Restricted Stock granted to that Participant which still bear restrictions immediately shall be forfeited.

7.7 TERMINATION OF SERVICE FOR OTHER REASONS

  If the service of a Participant shall terminate for any reason (other than the reasons set forth in Section 7.6 herein), all Shares of Restricted Stock held by the Participant which still bear restrictions shall be immediately forfeited to the Company.

7.8 NON-TRANSFERABILITY OF RESTRICTED STOCK

  Shares of Restricted Stock granted under the Program may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order until permitted under the terms of the applicable Award.

                     ARTICLE VIII--BENEFICIARY DESIGNATION

8.1 BENEFICIARY DESIGNATION

  Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. In the event that any question arises as to any beneficiary designation, the Company may, in its sole discretion, elect to pay any benefits remaining at the Participant's death to the Participant's estate.

                      ARTICLE IX--RIGHTS OF PARTICIPANTS

9.1 SERVICE

  Nothing in the Program shall confer upon any Participant any right to serve as a Director for any period of time or to continue his present or any other rate of compensation.

                ARTICLE X--REORGANIZATION OR CHANGE IN CONTROL

10.1 REORGANIZATION

  If, in the event of a Reorganization, provision has not been made for substitution of new stock Options and Restricted Stock by the surviving corporation for and having a value equal to the stock Options and Restricted Stock held under the Program at the date of such Reorganization, the owner of such Options and/or Restricted Stock shall receive within thirty (30) days after such Reorganization in full satisfaction of such unexpired stock Options and Restricted Stock, (a) in the case of an Option, cash representing the excess, if any, of the value of stock subject to such Option, valued with reference to the highest sale price at which the common stock of the Company is traded as reported for consolidated trading for issues listed on the New York Stock Exchange (or if not so listed, then as reported on any other national securities exchange) during the thirty (30) days preceding the date on which the Reorganization is consummated, over the applicable Option purchase price for such stock, or (b) in the case of Restricted Stock, such highest sale price over the applicable purchase price for such stock, without regard to the exercise dates provided in such stock Options under Section 6.4 of the Program or in respect of such Restricted Stock under Section 7.3 of the Program.

10.2 CHANGE IN CONTROL

  In the event of a Change in Control, notwithstanding any other provision of the Program to the contrary, (i) all outstanding Options granted under the Program shall immediately become exercisable; and (ii) all restrictions applicable to any shares subject to an Award of Restricted Stock shall immediately lapse.

              ARTICLE XI--AMENDMENT, MODIFICATION AND TERMINATION

11.1 AMENDMENT, MODIFICATION AND TERMINATION

  With the approval of the shareholders, at any time and from time to time, the Committee may terminate, amend, or modify the Program, except that no termination, amendment, or modification of the Program shall in any manner adversely affect any Award previously granted under the Program, without the written consent of the Participant holding such Award. However, the Program shall not be amended more than once every six (6) months except to comply with any applicable tax or securities laws or regulations and rulings issued thereunder.

                          ARTICLE XII--MISCELLANEOUS

12.1 GENDER AND NUMBER

  Except where otherwise indicated by the context, and masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 SEVERABILITY

  In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 SUCCESSORS

  All obligations of the Company under the Program with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise.

12.4 REQUIREMENTS OF LAW

  The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.5 GOVERNING LAW

  To the extent not preempted by Federal Law, the Program and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Louisiana.

                                                                     APPENDIX B

                         MCDERMOTT INTERNATIONAL, INC.
                     1996 OFFICER LONG-TERM INCENTIVE PLAN

               ARTICLE 1--ESTABLISHMENT, OBJECTIVES AND DURATION

1.1 ESTABLISHMENT OF THE PLAN

  McDermott International, Inc., a Panamanian corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "McDermott International, Inc. 1996 Officer Long-Term Incentive Plan" (hereinafter referred to as the "Plan") as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

  Subject to approval by the Company's stockholders, the Plan shall become effective as of April 1, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 OBJECTIVES OF THE PLAN

  The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3 DURATION OF THE PLAN

  The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after April 1, 2006.

                            ARTICLE 2--DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1 "AWARD" means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, and Restricted Stock.

  2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

  2.5 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

    A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

      (a) Any person as described in Section 3(a)(9) of the Securities Exchange Act of 1934, (other than a person in control of the Company on the Effective Date, or other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of Shares of voting securities of the Company), is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding for these purposes the Series A Participating Preferred Stock of the Company; or

      (b) During any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period of whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

      (c) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least
    50.1 percent of the combined voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

  However, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purpose of the preceding sentence if the Participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

  2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  2.7 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.8 "COMPANY" means McDermott International, Inc., a Panamanian corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 16 herein.

  2.9 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

  2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

  2.11 "DISABILITY" shall have meaning ascribed to such term in the Participant's governing long-term disability plan.

  2.12 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.13 "EMPLOYEE" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.15 "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined in accordance with procedures established by the Committee.

  2.16 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.17 "INSIDER" shall mean an individual who is subject to Section 16 of the Exchange Act.

  2.18 "NON-EMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.19 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.20 "OFFICER" means an Employee of the Company included in the definition of officer under Section 16 of the Exchange Act and the rules promulgated thereunder or other Employees designated as Officers by the Board of Directors.

  2.21 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.22 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.23 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.24 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.25 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

  2.26 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.27 "QUALIFIED DOMESTIC RELATIONS ORDER" shall mean a valid and effective domestic relations order, as determined by the Committee.

  2.28 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 7 herein.

  2.29 "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified defined benefit retirement plan.

  2.30 "SHARES" means the shares of Common Stock of the Company.

  2.31 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a direct or indirect majority voting interest, except for J. Ray McDermott, S.A. and any of its subsidiaries.

  2.32 "RESTRICTED STOCK PERFORMANCE FORMULA" shall have the meaning ascribed to such term in Section 8.3 hereof.

                           ARTICLE 3--ADMINISTRATION

3.1 THE COMMITTEE

  The Plan shall be administered by the Committee, which Committee shall satisfy the "disinterested administration" provisions of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.


3.2 AUTHORITY OF THE COMMITTEE

  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 DECISIONS BINDING

  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Officers, Participants, and their estates and beneficiaries.

           ARTICLE 4--SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS

  Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million five hundred thousand (2,500,000). Additionally, Shares approved pursuant to the 1987 Long-Term Incentive Compensation Program and the 1992 Officer Stock Incentive Program which, as of the effective date of this Plan, have not been awarded and Shares subject to any Award that is canceled, terminates, expires, or lapses for any reason shall become available for grant under the Plan to the extent permitted by the rules promulgated under Section 16 of the Exchange Act.

  The maximum number of such Shares which may be granted in the form of Restricted Stock pursuant to Article 7 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.

  The following rules shall apply to grants of Awards under the Plan:

    (A) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any single Participant shall be four hundred thousand (400,000).

    (B) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any single Participant shall be two hundred thousand (200,000) Shares. Notwithstanding the foregoing sentence, Restricted Stock granted under the Restricted Stock Performance Formula shall be limited to an Initial Grant (as defined in Section 8.3) of 200,000 Shares awarded in any one fiscal year to any single Participant.

    (C) INCENTIVE STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be two million five hundred thousand (2,500,000) Shares.

4.2 LAPSED AWARDS.

  If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES.

  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

                   ARTICLE 5--ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY.

  Persons eligible to participate in this Plan include Officers of the Company. Pursuant to Section 3.2, the Committee shall have full power to select Officers who shall participate in the Plan.

5.2 ACTUAL PARTICIPATION.

  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

                           ARTICLE 6--STOCK OPTIONS

6.1 GRANT OF OPTIONS

  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 AWARD AGREEMENT

  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 OPTION PRICE

  The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%, of the Fair Market Value of a Share on the date the Option is granted.

6.4 DURATION OF OPTIONS

  Each Option granted to a Participant, shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS

  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 PAYMENT

  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY

  The committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 TERMINATION OF EMPLOYMENT

  Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

6.9 NON-TRANSFERABILITY OF OPTIONS


  (A) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

  (B) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, non NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this
Article 6 shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 7--RESTRICTED STOCK

7.1 GRANT OF RESTRICTED STOCK

   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 RESTRICTED STOCK AGREEMENT

  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 RESTRICTED STOCK PRICE

  The price for each Share of Restricted Stock shall be equal to the par value of a Share of Common Stock of the Company. Payment of the purchase price shall be required within thirty (30) days of the date of grant and shall be non-refundable.

7.4 TRANSFERABILITY

  Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.5 OTHER RESTRICTIONS

  Subject to Article 8 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.6 VOTING RIGHTS

  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.7 DIVIDENDS AND OTHER DISTRIBUTIONS

  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Compensation Committee establishes.

  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

7.8 TERMINATION OF EMPLOYMENT

  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

                        ARTICLE 8--PERFORMANCE MEASURES

8.1 PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 8, the attainment of which may determine the degree of payout with respect to Awards of Restricted Stock to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

    (a) Cash Flow;

    (b) Cash Flow Return on Capital;

    (c) Cash Flow Return on Assets;

    (d) Cash Flow Return on Equity;

    (e) Net Income;

    (f) Return on Capital;

    (g) Return on Assets;

    (h) Return on Equity; and

    (i) Share Price.

  Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation, group, or division basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as defined by the corporation's auditors.

8.2 ADJUSTMENTS

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by covered Employees, may not be adjusted upward on a discretionary basis (the Committee shall retain the discretion to adjust such Awards downward).

8.3 RESTRICTED STOCK PERFORMANCE FORMULA

  Awards of Restricted Stock may be granted pursuant to the formula described in this Section (hereinafter referred to as the "Restricted Stock Performance Formula"). The Committee shall make an initial grant of Shares of Restricted Stock (the "Initial Grant"). At the end of a specified, pre-established performance period (determined by the Committee), the number of Shares in the Initial Grant shall be increased or decreased based on the increase or decrease in the value of the Shares over the applicable performance period.

  The increase or decrease described in the preceding paragraph shall be determined as follows:

    (a) At the end of each performance period, the Market Value (as defined in paragraph (c) below) of a Share shall be compared to the Market Value per Share on the date the Initial Grant was awarded.

    (b) The Committee shall calculate the difference in the Market Value of a Share on the last day of the applicable performance period and the Market Value of a Share on the date of Initial Grant. That difference shall be multiplied by the number of Shares in the Initial Grant available to be earned at the end of the applicable performance period, and the resulting product shall be divided by the Market Value of a Share on the last day of the performance period. The number of Shares so determined shall be added to (in the case of an increase in Market Value) or subtracted from (in the case of a decrease in Market Value) the number of Shares in the Initial Grant available to be earned at the end of the applicable performance period.

    (c) For purposes of this Section 8.3, the "Market Value" of a Share on the Initial Grant date shall mean the average of the highest and lowest quoted selling price of a Share on the New York Stock Exchange on the date of Initial Grant, and the "Market Value" of a Share on the last day of the applicable performance period shall mean the average of the highest and lowest quoted selling price of a Share on the New York Stock Exchange over the last thirty (30) trading days of the applicable performance period.

8.4 COMPLIANCE WITH CODE SECTION 162(M)

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

                      ARTICLE 9--BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                             ARTICLE 10--DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an

Option or lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                        ARTICLE 11--RIGHTS OF EMPLOYEES

11.1 EMPLOYMENT

  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.2 PARTICIPATION

  No Employee or Officer shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                         ARTICLE 12--CHANGE IN CONTROL

12.1 TREATMENT OF OUTSTANDING AWARDS

  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

    (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

    (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; provided however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 7 herein shall be determined in the manner set forth in Section 12.1(c) herein.

    (c) The vesting of Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 7.5 herein shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro-rata amount based upon an assumed achievement of relevant performance objectives at target levels, and upon the length of time within the Performance Period which has elapsed prior tot he Change in Control; provided, however, that in the event the Committee determines that actual performance to the date of the Change in Control exceeds targeted levels, the pro-rated payouts shall be made at levels commensurate with such actual performance (determined by extrapolating such actual performance to the end of the Performance Period), based upon the length of time within the Performance Period which has elapsed prior to the Change in Control; and provided further, that there shall not be an accelerated payout with respect to Awards which qualify as "derivative securities" under Section 16 of the Exchange Act which were granted less than six (6) months prior to the effective date of the Change in Control.

12.2 TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS

  Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

              ARTICLE 13--AMENDMENT, MODIFICATION AND TERMINATION

13.1 AMENDMENT, MODIFICATION AND TERMINATION

  Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a pre-requisite for exemptive relief under Section 16(b) of the Exchange Act, with which the Committee has determined it is necessary or desirable to have the Company comply.

  The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

13.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NON-RECURRING EVENTS

  Subject to the restriction set forth in Article 8 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

13.3 AWARDS PREVIOUSLY GRANTED

  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

13.4 COMPLIANCE WITH CODE SECTION 162(M)

  At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 13, make any adjustments it deems appropriate.

                            ARTICLE 14--WITHHOLDING

14.1 TAX WITHHOLDING

  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

14.2 SHARE WITHHOLDING

  With respect to withholding required upon the exercise of Options or upon the lapse of Restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          ARTICLE 15--INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                            ARTICLE 16--SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

                        ARTICLE 17--LEGAL CONSTRUCTION

17.1 GENDER AND NUMBER

  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2 SEVERABILITY

  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3 REQUIREMENTS OF LAW

  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4 SECURITIES LAW COMPLIANCE

  With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.5 GOVERNING LAW

  To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Louisiana.

                         MCDERMOTT INTERNATIONAL, INC.

              THRIFT PLAN FOR EMPLOYEES OF MCDERMOTT INCORPORATED
             AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

                                 JULY 28, 1997

  To those individuals ("Plan Participants") who have an interest in McDermott International, Inc. Common Stock, par value $1.00 per share (the "Common Stock"), under the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the "Thrift Plan"):

  We would like to give Plan Participants having an interest in shares of Common Stock through the Thrift Plan the right to instruct the Trustee as to how to vote the shares of Common Stock representing their interest in the Thrift Plan.

  In order that you may have the same information as a stockholder outside the Thrift Plan, we have enclosed a copy of the Notice of McDermott International, Inc.'s Annual Meeting of Stockholders and the related Proxy Statement. This information is being mailed to all stockholders of record as of July 24, 1997. This material is for your information only and need not be returned.

  Also enclosed is a voting instruction form with which you may instruct the Trustee how to vote your interest in shares of Common Stock in the Thrift Plan. Please return this voting instruction form in the envelope provided as soon as possible.

  If the trustee does not receive your instructions by September 1, 1997, the Trustee will vote your interest, in its discretion, in a manner consistent with its fiduciary responsibility.

  This letter and the enclosed material relate only to your interest in shares of Common Stock under the Thrift Plan. It has no reference to other shares of Common Stock which you may own. If you own other shares of Common Stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

                                          Very truly yours,

                                          /s/ ROGER E. TETRAULT
                                          R.E. Tetrault
                                          Chairman of the Board andChief
                                           Executive Officer

                         MCDERMOTT INTERNATIONAL, INC.

                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of McDermott International, Inc., a Panama corporation (the "Company"), hereby appoints S. Wayne Murphy and Daniel R. Gaubert, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them to vote all the shares of Common Stock, $1.00 par value per share, of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company for the fiscal year ended March 31, 1997 to be held in Regency Ballrooms F, G & H, 3rd Floor, of the Hyatt Regency New Orleans, Poydras at Loyola, New Orleans, Louisiana, on Tuesday, September 2, 1997, at 9:30 a.m. local time and at any adjournment(s) of such meeting, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Annual Report for the fiscal year ended March 31, 1997 and the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company for the above-mentioned Annual Meeting of Stockholders.

Every properly signed Proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL VOTED FOR THE ELECTION OF DIRECTORS AND IN THE MANNER FAVORED BY THE DIRECTORS AS INDICATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.



[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    IMPORTANT--PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN:

1. The election of Robert L. Howard, Roger E. Tetrault and John N. Turner as Class III Directors, and Richard E. Woolbert as a Class II Director.

           FOR         WITHHELD AUTHORITY
      all nominees      for all nominees
           [_]               [_]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


----------------------------------------------------------

2. The approval of the Company's 1997 Director Stock Program (the Directors favor a vote "FOR").

                      FOR         AGAINST         ABSTAIN
                      [_]           [_]             [_]

3. The approval of Amendments to the Company's 1996 Officer Long-Term Incentive Plan (the Directors favor a vote "FOR").

                      FOR         AGAINST         ABSTAIN
                      [_]           [_]             [_]

4. The retention of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998 (the Directors favor a vote "FOR").

                      FOR         AGAINST         ABSTAIN
                      [_]           [_]             [_]

5. Upon such other matters as may properly come before the meeting.


                                 ANNUAL REPORT

Mark here to discontinue annual report mailing for the account (for multiple-account holders only). [_]


SIGNATURE(S)                                              DATE
            -----------------------------------------         ---------------
(Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing).